     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 18, 1999


                                     REGISTRATION NO. 333-73255 AND 333-73255-01

________________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM F-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                            AT&T CAPITAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            DELAWARE                                                         22-3211453
 (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)                 (I.R.S. EMPLOYER IDENTIFICATION NO.)

                                2 GATEHALL DRIVE
                          PARSIPPANY, NEW JERSEY 07054
                                 (973) 606-3500
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                           NEWCOURT CREDIT GROUP INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            ONTARIO                                               NOT APPLICABLE
 (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)        (I.R.S. EMPLOYER IDENTIFICATION NO.)

                           BCE PLACE, 181 BAY STREET
                          SUITE 3500, TORONTO, ONTARIO
                                M5J 2T3, CANADA
                                 (416) 594-2400
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 SCOTT J. MOORE
            EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            AT&T CAPITAL CORPORATION
                                2 GATEHALL DRIVE
                          PARSIPPANY, NEW JERSEY 07054
                                 (973) 606-3500
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                        COPIES OF ALL COMMUNICATIONS TO:

    STEVEN L. CLARK                         JAMES D. JOHNSON
   JONATHAN A. KOFF                          SIDLEY & AUSTIN
  CHAPMAN AND CUTLER                         875 THIRD AVENUE
111 WEST MONROE STREET                  NEW YORK, NEW YORK 10022
CHICAGO, ILLINOIS 60603                      (212) 906-2000
   (312) 845-3000

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this registration statement as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                            ------------------------
     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

________________________________________________________________________________

                             SUBJECT TO COMPLETION
                                 MARCH 18, 1999


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MARCH   , 1999)
                              U.S. $6,000,000,000
                                     [LOGO]

                          MEDIUM-TERM NOTES, SERIES G
    GUARANTEED AS TO PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST BY
                                     [LOGO]

----------------------------------------------------------

The following terms may apply to the Notes which AT&T Capital Corporation, a subsidiary of Newcourt Credit Group Inc., may sell at one or more times. The final terms for each Note will be included in a pricing supplement. AT&T Capital will receive between $5,997,000,000 and $5,955,000,000 of the proceeds from the sale of the Notes, after paying the agents commissions of between $3,000,000 and $45,000,000.

Unless the applicable pricing supplement states otherwise, the Notes will have the following terms:

  The Notes will mature in 9 months or more from the date of issue.

  The Notes will bear interest at either a fixed or a floating rate. Floating rate interest will be based on one or more of the following rates:

     CD Rate

     CMT Rate

     Commercial Paper Rate

     Federal Funds Rate

     LIBOR

     Prime Rate

     Treasury Rate

     Any other rate or interest rate formula defined in the applicable pricing supplement

     Any of the above may be further adjusted by a spread and/or spread multiplier

     Interest on Fixed Rate Notes will be payable on May 15 and November 15 of each year.

     Interest on Floating Rate Notes will be payable on the dates stated in the applicable pricing supplement.

     A Note may be issued as an indexed note, which means that the principal amount, premium or interest payable on such Note will be determined by reference to a designated index or formula.

     The Notes will be held in global form by The Depository Trust Company.

     The Notes may not be redeemed at the option of AT&T Capital or repaid at the option of the holder prior to the maturity date thereof.

The Notes will be unconditionally guaranteed as to payment of principal, premium, if any, and interest by Newcourt. The Notes are not guaranteed or supported in any way by AT&T Corp. AT&T Capital is not owned by, or an affiliate of, AT&T Corp.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE NOTES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              This prospectus supplement is dated March   , 1999.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT. IN THIS PROSPECTUS SUPPLEMENT, THE TERM 'DOCUMENT' REFERS TO ANY PRICING SUPPLEMENT, THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

                            -----------------------------

     In this prospectus supplement, the 'company,' 'we,' 'us' and 'our' refer to AT&T Capital and 'Newcourt' refers to Newcourt Credit Group Inc. References to 'U.S. Dollars' or 'U.S.$' or '$' are to the currency of the United States of America. The 'Notes' refer to our Medium-Term Notes, Series G.

                    IMPORTANT CURRENCY EXCHANGE INFORMATION

     You are required to pay for the Notes in the currency specified in the pricing supplement. You will receive payments of principal, premium, if any, and any interest on, such Notes in the currency specified in the pricing supplement. Currently, there are limited facilities in the United States for you to convert U.S. dollars into foreign currencies and vice versa, and a limited number of banks located in the United States offer non-U.S. dollar denominated checking or savings accounts. However, if we offer non-U.S. dollar denominated Notes, you may ask the Agent offering the Notes to you to arrange to convert your payment of the purchase price from U.S. dollars to the currency specified for the Notes. You must request such conversion on or before the third Business Day (as defined below) preceding the date the Notes are delivered to you or by such other date as the Agent selects. The Agent will select the terms, conditions, limits and charges imposed on such conversion. You will bear the cost of such conversion.

                   DESCRIPTION OF MEDIUM-TERM NOTES, SERIES G

     We provide information to you about our Notes in three separate documents that progressively provide more detail: (1) the prospectus, (2) the prospectus supplement and (3) the pricing supplement. Because the specific terms of our Notes may differ from the general information we have provided, you should rely on the information in the pricing supplement over different information in this prospectus supplement and the prospectus, and rely on information in this prospectus supplement over different information in the prospectus. The following summary of the terms of our Notes does not contain all the information that may be important to you. In addition to reading the pricing supplement, this prospectus supplement and the prospectus, you should read carefully the indenture.

GENERAL


     Our Notes have been registered with the Securities and Exchange Commission under Registration Statement No. 333-73255 and 333-73255-01. Under the Registration Statement, we have registered debt securities and warrants having an aggregate purchase price of U.S. $6,000,000,000, or its equivalent in other currencies or currency units. We will issue the Notes under an Indenture dated as of March 1, 1999, among the company, Newcourt and The Chase Manhattan Bank, as trustee. The Notes constitute a single series of securities under the indenture. The indenture does not limit the amount of debt securities which may be issued under it. The indenture provides that the company may issue debt securities in one or more series up to the aggregate principal amount for such series as authorized from time to time by the company. We may, from time to time, without your consent, issue additional Notes or other debt securities under the indenture. The indenture is more fully described in the prospectus.


     We may issue Notes with an aggregate offering price of up to U.S. $6,000,000,000, or its equivalent in other currencies or currency units. This amount may be reduced if we issue any other securities pursuant to the Registration Statement. See 'Plan of Distribution.' Our Notes will be offered on a continuous basis and will mature on any day 9 months or more from date of issue, as specified in the pricing supplement.

     The pricing supplement for each Note will describe the following terms:

          (1) the specified currency for the Note (and, if such currency is other than U.S. dollars, certain other terms relating to the Note);

          (2) whether the Note is a Fixed Rate Note, an Amortizing Note or a Floating Rate Note;

          (3) whether the Note is an Original Issue Discount Note;

          (4) whether the Note is an Indexed Note and, if so, its special terms;

          (5) if other than 100%, the price (generally expressed as a percentage of its aggregate principal amount) at which the Note will be issued;

          (6) the date on which the Note will be issued;

          (7) the date on which the Note will mature;

          (8) if the Note is a Fixed Rate Note, the annual interest rate payable on such Note;

          (9) if the Note is a Floating Rate Note, the Base Rate, the initial interest rate, the Interest Reset Dates, the Interest Payment Dates, the Index Maturity, the Maximum and Minimum Interest Rates, if any, and the Spread or Spread Multiplier, if any, and any other terms relating to the method of calculating interest on the Note;

          (10) if the Note is an Amortizing Note, whether payments of principal and interest will be made quarterly or semiannually, and the repayment information for the Note;

          (11) any terms for redemption at the option of the company, repayment at the option of the holder, or amortization of principal of the Notes; and

          (12) any other terms of the Note.

     Our Notes will be issued in fully registered form. Each Note will initially be represented by either a global security, referred to as a Book-Entry Note, registered in the name of a nominee of The Depository Trust Company, as depositary, or a certificate issued in definitive form. Except as discussed under ' -- Book-Entry System' below, Book-Entry Notes will not be issued in certificated form.

     Unless the pricing supplement states otherwise, Notes denominated in U.S. dollars will be issued in increments of U.S. $1,000.

     Unless the pricing supplement states otherwise, Notes denominated in a currency other than U.S. dollars will be issued in increments of such currency approximately equal to U.S. $1,000 based upon the noon buying rate in New York City for cable transfers of such currency, as determined by the Federal Reserve Bank of New York on the Business Day immediately preceding the trade date for such Notes, rounded to the nearest increment of 1,000 units of such currency. In the case of Euros, unless the pricing supplement states otherwise, the currency equivalent will be based upon the rate of exchange determined by the Commission of the European Communities, or any successor, as published in the Official Journal of the European Communities, or any successor publication, on the Business Day immediately preceding the trade date for such Notes, rounded to the nearest increment of 1,000 units of such currency.

     The Notes are unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of the company. Unless the pricing supplement states otherwise, we will not have the option to redeem the Notes and the holders of the Notes will not have the option to request repayment of the Notes prior to maturity. Unless the pricing supplement states otherwise, the Notes will not be subject to any sinking fund.

     We may change interest rates and interest rate formulas, but we cannot change any Note already issued or as to which we have accepted an offer to purchase, except with the consent of all holders of such Note. The interest rates we offer may differ depending upon, among other things, the aggregate principal amount of the Notes purchased in any single transaction.

     When we use 'Business Day' in this prospectus supplement, we mean:

      for Notes denominated in U.S. dollars, any day, other than a Saturday or Sunday, that is not a legal holiday or a day on which banking institutions in New York City are authorized or required by law or regulation, including any executive order, to close;

      for Notes denominated in a currency other than U.S. dollars or Euros, any day, other than a Saturday or Sunday, that is not a legal holiday or a day on which banking institutions are authorized or required by law or regulation, including any executive order, to close in either New York City or the Principal Financial Center of the country of such currency;

      for Notes denominated in Euros, any day, other than a Saturday or Sunday, that is not a legal holiday or a day on which banking institutions are authorized or required by law or regulation, including any executive order, to close in either New York City or Brussels, Belgium; and

      for LIBOR Notes, any day, other than a Saturday or Sunday, that is not a legal holiday or a day on which banking institutions are authorized or required by law or regulation, including any executive order, to close in New York City and that is also a London Banking Day. A 'London Banking Day' means any day on which dealings in deposits in the Index Currency are transacted in the London interbank market. See ' -- Payments of Principal and Interest -- Floating Rate Notes -- LIBOR Notes.'

     'Principal Financial Center' of a country means the principal financial center of such country, which is generally its capital city, except that if the currency is U.S. dollars or Deutsche marks, the Principal Financial Center means New York City and Frankfurt, respectively.

THE REGISTRAR; THE PAYING AGENT; THE AUTHENTICATING AGENT

     We have initially designated The Chase Manhattan Bank, acting through its principal corporate trust office in New York, New York, as the registrar and transfer agent, the paying agent and the authenticating agent for the Notes.

PAYMENT CURRENCY

     Unless the pricing supplement states otherwise, we will make payments of principal, premium, if any, and interest on any Note in the currency in which such Note is denominated.

     If the principal of, premium, if any, or interest on, any Note is payable in a currency other than U.S. dollars and such currency is not available to us due to the imposition of exchange controls or other circumstances beyond our control, we are entitled to satisfy our obligations to holders of such Notes by making payments in U.S. dollars. We will base the amount of such payment on the noon buying rate in New York City for cable transfers of such currency as determined by the Federal Reserve Bank of New York (the 'Market Exchange Rate') on the date of such payment, or if such rate of exchange is not then available, on the basis of the Market Exchange Rate as of the most recent date used to determine the holder entitled to such payment. Payments on the Notes in U.S. dollars as described above will not constitute an event of default under the indenture.

     Effective January 1, 1999, 11 of the 15 member countries of the European Economic and Monetary Union (Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal, Spain, Sweden and the United Kingdom) established fixed conversion rates between their existing currencies (legacy currencies) and one common currency -- the Euro. The Euro is now trading on currency exchanges and may be used as a non-cash transactional currency. The conversion to the Euro eliminates currency exchange rate risk between the participating member countries. Beginning in 2002, new Euro-denominated bills and coins will be issued, and legacy currencies will be withdrawn from circulation. If all or some of the currencies of the member states are replaced by the Euro or by an alternative single European currency that becomes the exclusive currency of such member state or states, we will make payments of principal, premium, if any, or interest on any Notes denominated in each such currency, unless the pricing supplement states otherwise, in Euros or such alternative European currency in compliance with such treaty; however, such currency so replaced shall not be deemed to be unavailable to the company for purposes of the immediately preceding paragraph.

PAYMENT OF PRINCIPAL AND INTEREST

GENERAL

     In this prospectus supplement, we refer to Notes that bear interest at a floating rate determined by reference to the rates or interest rate formulas described below as 'Floating Rate

Notes.' We refer to Notes that bear interest at a fixed rate, which may be zero, as 'Fixed Rate Notes.'

     For Notes which provide for payment of interest in installments, we will pay interest on each Interest Payment Date specified in the applicable Note and at maturity or, if applicable, upon redemption or repayment. We will pay interest to the person in whose name a Note is registered at the close of business on the record date for such interest payment. In the case of Book-Entry Notes represented by a global security, we will pay interest to a nominee of the depositary; provided, however, that interest payable at maturity, even if the maturity date is also an interest payment date, will be paid to the person to whom principal is paid. If the original issue date of a Note is between a record date and an interest payment date, the initial interest payment will be made on the interest payment date following the next record date to the registered holder on such next record date. Unless the pricing supplement states otherwise, the 'record date' for any interest payment date shall be fifteen calendar days prior to such interest payment date, whether or not such date is a Business Day.

     Unless the pricing supplement states otherwise, payments of interest on Notes will include the amount of interest accrued to, but excluding, the interest payment date, maturity date or redemption date, as the case may be.

     In the case of Notes denominated in, and for which principal, premium, if any, and interest payments are in, U.S. dollars, payments will be made, and the Notes will be transferable, at the office of the paying agent, The Chase Manhattan Bank, 450 West 33rd Street, New York, New York, or at such other place or places as may be designated pursuant to the indenture; provided that the company, at its option, may pay interest other than interest due at maturity by check mailed to registered holders. In the case of Book-Entry Notes represented by a global security, payments will be made to a nominee of the depositary.

     Unless the pricing supplement states otherwise, interest on Notes, except for interest due at maturity, payable in a currency other than U.S. dollars will be paid by mailing a check or draft in such currency drawn on an account at a bank outside of the United States. If any Notes are denominated in a currency other than U.S. dollars or if the principal of, premium, if any, or interest on, any Notes is payable in a currency other than U.S. dollars, the pricing supplement will provide additional information pertaining to the terms of such Notes. The principal and accrued interest payable at maturity of a Note will be paid in immediately available funds upon surrender of the Note at the office of the Trustee at the above address or at such other place or places as may be designated pursuant to the indenture.

FIXED RATE NOTES

     Unless the pricing supplement states otherwise, payments of interest on Fixed Rate Notes (other than an Amortizing Note) will be made on (1) May 15 and November 15 of each year, except as provided above with respect to Notes issued between a record date and an interest payment date, and (2) at maturity. Unless the pricing supplement states otherwise, payments of principal and interest on each Amortizing Note will be made semi-annually each May 15 and November 15. See also ' -- Amortizing Notes' below.

     If any interest payment date or the maturity date of a Fixed Rate Note falls on a day that is not a Business Day, the payment will be made on the next Business Day as if it were made on the date such payment was due, and no additional interest will accrue as a result of such delayed payment.

     Unless the pricing supplement states otherwise, Fixed Rate Notes will bear interest from the date of issue. Interest will be calculated on the basis of a year of twelve thirty-day months.

FLOATING RATE NOTES

     Except as provided below or if the pricing supplement states otherwise, interest on Floating Rate Notes will be payable at maturity and:

      for Notes with a daily, weekly or monthly Interest Reset Date, on the third Wednesday of each month or on the third Wednesday of February, May, August and November, as specified in the pricing supplement;

      for Notes with a quarterly Interest Reset Date, on the third Wednesday of February, May, August and November;

      for Notes with a semi-annual Interest Reset Date, on the third Wednesday of the two months specified in the pricing supplement; and

      for Notes with an annual Interest Reset Date, on the third Wednesday of the month specified in the pricing supplement.

     If any interest payment date for any Floating Rate Note (other than the maturity date) falls on a day that is not a Business Day, such interest payment date will be postponed to the next Business Day, except that in the case of a LIBOR Note, if such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. If the maturity date of a Floating Rate Note falls on a day that is not a Business Day, the required payment of principal, premium, if any, and interest will be made on the next Business Day as if it were made on the date such payment was due, and no interest shall accrue as a result of such delayed payment.

     Unless the pricing supplement states otherwise, the interest rate on each Floating Rate Note will be calculated by reference to a 'Base Rate' (1) plus or minus the Spread, if any, and/or (2) multiplied by the Spread Multiplier, if any. The pricing supplement will designate one or more of the following Base Rates as applicable to each Floating Rate Note:

      the Commercial Paper Rate (a 'Commercial Paper Rate Note');

      the Federal Funds Rate (a 'Federal Funds Rate Note');

      the Certificate of Deposit Rate (a 'CD Rate Note');

      LIBOR (a 'LIBOR Note');

      the Treasury Rate (a 'Treasury Rate Note');

      the Prime Rate (a 'Prime Rate Note');

      the Constant Maturity Treasury Rate (a 'CMT Rate Note'); or

      such other Base Rate or interest rate formula as is set forth in such pricing supplement and in such Floating Rate Note.

     The 'Spread' is the number of basis points (one one-hundredth of a percentage point) specified in the pricing supplement as being applicable to the interest rate for such Floating Rate Note. The 'Spread Multiplier' is the percentage specified in the pricing supplement as being applicable to the interest rate for such Floating Rate Note. The 'Index Maturity' for any Floating Rate Note is the period of maturity of the instrument or obligation from which the Base Rate is calculated and will be specified in the pricing supplement.

     A Floating Rate Note may also have either or both of the following: (1) a maximum limit, or ceiling, on the rate of interest that may accrue during any interest period (a 'Maximum Interest Rate'); and (2) a minimum limit, or floor, on the rate of interest that may accrue during any interest period (a 'Minimum Interest Rate'). The applicable pricing supplement will indicate the Maximum Interest Rate and Minimum Interest Rate, if any. In addition to any Maximum Interest Rate which may be applicable to any Floating Rate Note, the interest rate on a Floating Rate Note will not exceed the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

     The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semi-annually or annually (such period being the 'Interest Reset Period' for such Note and the first date of each Interest Reset Period, on which such interest rate becomes effective, being an 'Interest Reset Date'), as specified in the pricing supplement. Unless the pricing supplement states otherwise, the Interest Reset Date will be:

      for Floating Rate Notes which reset daily, each Business Day;

      for Floating Rate Notes (other than Treasury Rate Notes) which reset weekly, the Wednesday of each week;

      for Treasury Rate Notes which reset weekly, the Tuesday of each week;

      for Floating Rate Notes which reset monthly, the third Wednesday of each month;

      for Floating Rate Notes which reset quarterly, the third Wednesday of February, May, August and November;

      for Floating Rate Notes which reset semi-annually, the third Wednesday of two months of each year, as specified in the pricing supplement; and

      for Floating Rate Notes which reset annually, the third Wednesday of one month of each year, as specified in the pricing supplement.

     The interest rate in effect from the date of issue to the first Interest Reset Date will be the Initial Interest Rate in the pricing supplement. If any Interest Reset Date for any Floating Rate Note is not a Business Day, such Interest Reset Date shall be postponed to the next Business Day, except that in the case of a LIBOR Note, if such Business Day is in the next calendar month, such Interest Reset Date shall be the preceding Business Day. Each adjusted rate shall be applicable on and after the Interest Reset Date to which it relates, to, but not including, the next Interest Reset Date or the maturity date or the date of redemption, as the case may be.

     We will calculate accrued interest on a Floating Rate Note by multiplying the principal amount of such Floating Rate Note by an accrued interest factor. We will compute such accrued interest factor by adding the interest factors calculated for each day in the Interest Reset Period or from the last date from which accrued interest is being calculated. If a Floating Rate Note is an Indexed Note, we will calculate accrued interest by multiplying the Face Amount of such Indexed Note by the accrued interest factor. Unless the pricing supplement states otherwise, we will compute the interest factor for each day by dividing the interest rate applicable to such day by 360, for Commercial Paper Rate Notes, Federal Funds Rate Notes, CD Rate Notes, LIBOR Notes and Prime Rate Notes, or by the actual number of days in the year for Treasury Rate Notes and CMT Rate Notes. The interest rate applicable on an Interest Reset Date is the applicable rate as reset on such date. The interest rate applicable to any day that is not an Interest Reset Date is the interest rate for the immediately preceding Interest Reset Date or, if none, the initial interest rate, as specified in the pricing supplement.

     Unless the pricing supplement states otherwise, The Chase Manhattan Bank will be the calculation agent (the 'Calculation Agent') for any issue of Floating Rate Notes. Upon the request of the holder of any Floating Rate Note, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate which will be in effect on the next Interest Reset Date for such Floating Rate Note.

     All percentages resulting from any calculation of the interest rate on a Floating Rate Note will be rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point (.0000001), with five one-millionths of a percentage point rounded upward. All dollar amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest cent (with one-half cent rounded upward).

     Unless the pricing supplement states otherwise, the 'Calculation Date' for any Commercial Paper Interest Determination Date, Federal Funds Interest Determination Date, CD Interest Determination Date, Treasury Rate Determination Date, Prime Rate Interest Determination Date and CMT Rate Interest Determination Date (each as defined below) will be the earlier of (1) the tenth calendar day after such date, or, if such tenth day is not a Business Day, the next Business Day and (2) the Business Day preceding the applicable Interest Payment Date or date of maturity, as the case may be.

     The pricing supplement will specify the initial interest rate in effect with respect to a Floating Rate Note from the Issue Date to the first Interest Reset Date. The interest rate for each subsequent Interest Reset Date will be determined by the Calculation Agent as follows:

     COMMERCIAL PAPER RATE NOTES. Commercial Paper Rate Notes are Floating Rate Notes that bear interest at an interest rate which is calculated by referring to the Commercial Paper Rate and the Spread and Spread Multiplier, if any, specified in such Notes and in the applicable pricing supplement.

     The 'Commercial Paper Interest Determination Date' relating to an Interest Reset Date will be the second Business Day preceding such Interest Reset Date. Unless the pricing supplement states otherwise, on the Calculation Date, the Calculation Agent will determine the Commercial Paper Rate as of the Commercial Paper Interest Determination Date and that rate will be effective on the related Interest Reset Date. Such 'Commercial Paper Rate' shall be the Money Market Yield (as defined below) of the rate on such Commercial Paper Interest Determination Date for commercial paper having the Index Maturity specified in the pricing supplement, as such rate shall be published by the Board of Governors of the Federal Reserve System in 'Statistical Release H.15(519), Selected Interest Rates,' or any successor publication ('H.15(519)'), under the heading 'Commercial Paper -- Financial.'

     The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above:

          In the event that the above rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date, then the Commercial Paper Rate shall be the Money Market Yield on such Commercial Paper Interest Determination Date of the rate for commercial paper of the specified Index Maturity as published by the Federal Reserve Bank of New York in its daily statistical release 'Composite 3:30 P.M. Quotations for U.S. Government Securities' ('Composite Quotations') under the heading 'Commercial Paper';

          If by 3:00 P.M., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, the Calculation Agent will calculate the Commercial Paper Rate as a rate equal to the Money Market Yield of the arithmetic mean (each as rounded to the nearest one-hundred-thousandth of a percentage point) of the offered rates as of 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date of three leading dealers of commercial paper in New York City selected by the Calculation Agent for commercial paper of the specified Index Maturity, placed for an industrial issuer whose bond rating is 'Aa' or the equivalent from a nationally recognized rating agency; and

          If the dealers selected by the Calculation Agent are not quoting offered rates as mentioned in the above sentence, the rate of interest determined as of such Commercial Paper Interest Determination Date will be the rate of interest then in effect on such Commercial Paper Interest Determination Date.

     'Money Market Yield' shall be a yield (expressed as a percentage rounded to the nearest one hundred-thousandth of a percentage point) calculated in accordance with the following formula:

Money Market Yield  =         D X 360   X 100
                          -------------
                          360 - (D X M)

where 'D' refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and 'M' refers to the actual number of days in the period for which interest is being calculated.

     FEDERAL FUNDS RATE NOTES. Federal Funds Rate Notes are Floating Rate Notes that bear interest at an interest rate calculated with reference to the Federal Funds Rate and the Spread and Spread Multiplier, if any, specified in such Notes and in the applicable pricing supplement.

     The 'Federal Funds Interest Determination Date' relating to an Interest Reset Date will be the second Business Day preceding such Interest Reset Date. Unless the pricing supplement states otherwise, on the Calculation Date, the Calculation Agent will determine the Federal Funds Rate as of the Federal Funds Interest Determination Date and that rate will be effective on the related Interest Reset Date. Such 'Federal Funds Rate' shall be the effective rate for Federal Funds on

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
such Federal Funds Interest Determination Date as published in H.15(519) under the heading 'Federal Funds (Effective).'

     The following procedures will be followed if the Federal Funds Rate cannot be determined as described above:

          In the event that the above rate is not so published by 9:00 A.M., New York City time, on the Calculation Date, then the Federal Funds Rate will be the interest rate on such Federal Funds Interest Determination Date as published by the Federal Reserve Bank of New York in Composite Quotations under the heading 'Federal Funds/Effective Rate.'

          If such rate is not yet published by 3:00 P.M., New York City time, on the Calculation Date, the Calculation Agent will calculate the Federal Funds Rate as a rate equal to the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in New York City (which may include an Agent or its affiliates) selected by the Calculation Agent prior to 9:00 A.M., New York City time, on such Federal Funds Interest Determination Date.

          If the brokers so selected by the Calculation Agent are not quoting as mentioned in the above sentence, the Federal Funds Rate determined as of such Federal Funds Interest Determination Date will be the rate of interest then in effect on such Federal Funds Interest Determination Date.

     CD RATE NOTES. CD Rate Notes are Floating Rate Notes that bear interest at an interest rate calculated with reference to the CD Rate and the Spread and Spread Multiplier, if any, specified in such Notes and in the applicable pricing supplement.

     The 'CD Interest Determination Date' relating to an Interest Reset Date will be the second Business Day preceding such Interest Reset Date. Unless the pricing supplement states otherwise, on the Calculation Date, the Calculation Agent will determine the CD Rate as of the CD Interest Determination Date and that rate will be effective on the related Interest Reset Date. Such 'CD Rate' shall be the rate for negotiable certificates of deposit having the Index Maturity designated in the pricing supplement on such CD Interest Determination Date, as such rate shall be published in H.15(519) under the heading 'CDs (Secondary Market).'

     The following procedures will be followed if the CD Rate cannot be determined as described above:

          In the event the above rate is not so published by 9:00 A.M., New York City time, on the Calculation Date, the CD Rate will be the rate on such CD Interest Determination Date for negotiable certificates of deposit of the Index Maturity specified in the pricing supplement as published by the Federal Reserve Bank of New York in Composite Quotations under the heading 'Certificates of Deposit.'

          If by 3:00 P.M., New York City time, on such Calculation Date such rate is not yet published in Composite Quotations, the Calculation Agent will calculate the CD Rate as a rate equal to the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Interest Determination Date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City selected by the Calculation Agent for negotiable certificates of deposit of major United States money center banks (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity specified in the pricing supplement in the denomination of $5,000,000.

          If the dealers so selected by the Calculation Agent are not so quoting such rates, the CD Rate determined as of such CD Interest Determination Date will be the rate of interest then in effect on such CD Interest Determination Date.

     LIBOR NOTES. LIBOR Notes are Floating Rate Notes that bear interest at an interest rate calculated with reference to LIBOR and the Spread and Spread Multiplier, if any, specified in such Notes and in the applicable pricing supplement.

     The 'LIBOR Determination Date' relating to an Interest Reset Date will be the second London Banking Day preceding such Interest Reset Date. Unless the pricing supplement states

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
otherwise, LIBOR with respect to any Interest Reset Date will be determined by the Calculation Agent in accordance with the following provisions:

          If 'LIBOR Reuters' is specified as the reporting service in the pricing supplement, LIBOR will be the arithmetic mean of the offered rates for deposits in the Index Currency (as defined below) having the Index Maturity designated in the pricing supplement, commencing on such Interest Reset Date, that appear on the Designated LIBOR Page (as defined below) as of 11:00 A.M., London time, on that LIBOR Determination Date, if at least two such offered rates appear; provided, however that if the specified Designated LIBOR Page by its terms provides only for a single rate then such single rate will be used.

          If 'LIBOR Telerate' is specified as the reporting service in the pricing supplement, LIBOR will be the rate for deposits in the Index Currency having the Index Maturity designated in the pricing supplement, commencing on such Interest Reset Date, that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on that LIBOR Determination Date.

          If fewer than two offered rates appear, or no rate appears, as applicable, LIBOR in respect of the related LIBOR Determination Date will be determined as follows:

          The Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity designated in the pricing supplement, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Determination Date and in a principal amount of not less than $1,000,000 (or the equivalent in the Index Currency, if the Index Currency is not the U.S. dollar) that is representative for a single transaction in such Index Currency in such market at such time.

          If at least two such quotations are provided, LIBOR determined on such LIBOR Determination Date will be the arithmetic mean of such quotations.

          If fewer than two quotations are provided, LIBOR determined on such LIBOR Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M. (or such other time specified in the pricing supplement), in the applicable Principal Financial Center for the country of the Index Currency on such LIBOR Determination Date, by three major banks in such Principal Financial Center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity designated in the pricing supplement and in a principal amount of not less than $1,000,000 (or the equivalent in the Index Currency, if the Index Currency is not the U.S. dollar) that is representative for a single transaction in such Index Currency in such market at such time.

          If the banks so selected by the Calculation Agent are not quoting as mentioned in the above sentence, the rate of interest determined on such LIBOR Determination Date will be the rate of interest then in effect on such LIBOR Determination Date.

     'Index Currency' means the currency (including composite currencies) specified in the pricing supplement as the currency for which LIBOR shall be calculated. If no such currency is specified in the applicable pricing supplement, the Index Currency shall be U.S. dollars.

     'Designated LIBOR Page' means either (a) if 'LIBOR Reuters' is designated in the pricing supplement, the display designated as page 'LIBO' with respect to the applicable Index Currency on the Reuters Monitor Money Rates Service (or such other page as may replace page 'LIBO' on such service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency), or (b) if 'LIBOR Telerate' is designated in the pricing supplement, the display designated as page '3750' with respect to the applicable Index Currency on Bridge Telerate, Inc. (or such other page as may replace page '3750' on such service or such other service as may be nominated by the British Bankers' Association for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency). If neither LIBOR Reuters nor LIBOR Telerate is specified in the pricing supplement, LIBOR for the applicable

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
Index Currency will be determined as if LIBOR Telerate (and, if the U.S. dollar is the Index Currency, Page 3750) had been specified.

     TREASURY RATE NOTES. Treasury Rate Notes are Floating Rate Notes that bear interest at an interest rate calculated with reference to the Treasury Rate and the Spread and Spread Multiplier, if any, specified in such Notes and in the applicable pricing supplement.

     The 'Treasury Rate Determination Date' pertaining to an Interest Reset Date will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week. If Monday is a legal holiday, then such auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.

     Unless the pricing supplement states otherwise, on the Calculation Date, the Calculation Agent will determine the Treasury Rate as of the Treasury Rate Determination Date and that rate will be effective on the related Interest Reset Date. Such 'Treasury Rate' shall be the rate for the auction held on such Treasury Rate Determination Date of direct obligations of the United States ('Treasury bills') having the Index Maturity designated in the pricing supplement, as published in H.15(519) under the heading 'U.S. Government Securities -- Treasury bills -- auction average (investment).'

     The following procedures will be followed if the Treasury Rate cannot be determined as described above:

          In the event the above rate is not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Treasury Rate Determination Date, the Treasury Rate will be the auction average rate (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury.

          In the event that the results of the auction of Treasury bills having the Index Maturity designated in the pricing supplement are not published or reported as provided above by 3:00 P.M., New York City time, on such Calculation Date or if no such auction is held on such Treasury Rate Determination Date, then the Calculation Agent will calculate the Treasury Rate to be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the Index Maturity designated in the pricing supplement.

          If the dealers selected as aforesaid by the Calculation Agent are not quoting bid rates as mentioned in the above sentence, the rate of interest determined as of such Treasury Rate Determination Date will be the rate of interest then in effect on such Treasury Rate Determination Date.

     PRIME RATE NOTES. Prime Rate Notes are Floating Rate Notes that bear interest at an interest rate calculated with reference to the Prime Rate and the Spread and Spread Multiplier, if any, specified in such Notes and in the applicable pricing supplement.

     The 'Prime Rate Interest Determination Date' relating to an Interest Reset Date will be the second Business Day preceding such Interest Reset Date. Unless the pricing supplement states otherwise, on the Calculation Date, the Calculation Agent will determine the Prime Rate as of the Prime Rate Interest Determination Date and that rate will be effective on the related Interest Reset Date. Such 'Prime Rate' shall be the rate on such Prime Rate Interest Determination Date as published in H.15(519) under the heading 'Prime Bank Loan.'

     The following procedures will be followed if the Prime Rate cannot be determined as described above:

          In the event that such rate is not published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Prime Rate Interest Determination Date, the Calculation Agent will calculate the Prime Rate to be the arithmetic mean of the rates of interest publicly announced by each bank named on the 'Reuters Screen USPRIME1' (as defined below) as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date. 'Reuters Screen USPRIME1' means the display designated as page 'USPRIME1' on the Reuters Monitor Money Rates Service (such term to include such other page as may replace the page USPRIME1 on that Service for the purpose of displaying prime rates or base lending rates of major United States banks).

          If fewer than four such rates appear on the 'Reuters Screen USPRIME1' for such Prime Rate Interest Determination Date, the Calculation Agent will calculate the Prime Rate to be the arithmetic mean of the prime rates quoted on the basis of the actual number of days elapsed divided by 360 as of the close of business on such Prime Rate Interest Determination Date by at least two major money center banks in New York City selected by the Calculation Agent from a list of at least three such banks approved by the company.

          If fewer than two such rates are quoted by the banks selected in accordance with the above sentence, the Calculation Agent will calculate the Prime Rate to be the arithmetic mean of the prime rates furnished in New York City by an appropriate number (in the judgment of the Calculation Agent) of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least U.S.$500,000,000 and being subject to supervision or examination by federal or state authority, selected by the Calculation Agent from a list approved by the company to provide such rate or rates.

          If the banks or trust companies selected by the Calculation Agent in accordance with the above sentence are not quoting as mentioned in the above sentence, the rate of interest determined as of such Prime Rate Interest Determination Date will be the rate of interest then in effect on such Prime Rate Interest Determination Date.

     CMT RATE NOTES. CMT Rate Notes are Floating Rate Notes that bear interest at an interest rate calculated with reference to the CMT Rate and the Spread and Spread Multiplier, if any, specified in such Notes and the applicable pricing supplement.

     The 'CMT Rate Interest Determination Date' relating to an Interest Reset Date will be the second Business Day prior to such Interest Reset Date. Unless the pricing supplement states otherwise, on the Calculation Date, the Calculation Agent will determine the CMT Rate as of the CMT Rate Interest Determination Date and that rate will be effective on the related Interest Reset Date. Such 'CMT Rate' will be the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption ' . . . Treasury Constant
Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 P.M.,' under the column for the Designated CMT Maturity Index (as defined below) for:

          If the Designated CMT Telerate Page is 7055, such CMT Rate Interest Determination Date.

          If the Designated CMT Telerate Page is 7052, the week, or the month, as set forth in the pricing supplement, ended immediately preceding the week in which the related CMT Rate Interest Determination Date occurs.

     The following procedures will be followed if the CMT Rate cannot be determined as described above:

          In the event such rate is no longer displayed on the relevant page, or if not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such Treasury Constant Maturity rate for the Designated CMT Maturity Index as published in H.15(519) for such date.

          If such rate is no longer published, or if not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate will be such Treasury Constant Maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for such CMT Rate Interest Determination Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519).

          If the information described in the above sentence is not provided by 3:00 P.M., New York City time, then the Calculation Agent will calculate the CMT Rate to be a yield to maturity, based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on the CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a 'Reference Dealer') in New York City selected by the Calculation Agent. The three Reference Dealers shall be selected from five such Reference Dealers selected by the Calculation Agent by eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ('Treasury Notes') with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year.

          If the Calculation Agent cannot obtain three such Treasury Note quotations, the Calculation Agent will determine the CMT Rate to be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M. (New York City time) on the CMT Rate Interest Determination Date of three Reference Dealers in New York City. The three Reference Dealers shall be selected from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If two such Treasury Notes have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

          If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor lowest of such quotes will be eliminated.

          If fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the rate of interest determined as of such CMT Rate Interest Determination Date will be the rate of interest then in effect on such CMT Rate Interest Determination Date.

     'Designated CMT Telerate Page' means the display on Bridge Telerate, Inc. on the page designated in the pricing supplement (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)), for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the pricing supplement, the Designated CMT Telerate Page shall be 7052, for the most recent week.

     'Designated CMT Maturity Index' means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20, or 30 years) specified in the pricing supplement with respect to which the CMT Rate will be calculated. If no such maturity is specified in the pricing supplement, the Designated CMT Maturity Index shall be 2 years.

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AMORTIZING NOTES

     We may from time to time offer Notes for which payments of principal and interest are made in installments over the life of the Note ('Amortizing Notes'). Interest on each Amortizing Note will be computed as set forth in the applicable pricing supplement or in the Book-Entry Note representing such Amortizing Note. Unless otherwise provided in such pricing supplement or in such Book-Entry Note, payments with respect to Amortizing Notes will be applied first to interest due and payable on such Amortizing Note and then to the reduction of the unpaid principal amount of such Amortizing Note. A table setting forth repayment information with respect to each Amortizing Note will be provided to the original purchaser of such Note and will be available upon request to the subsequent holders of such Note.

INDEXED NOTES

     We may from time to time offer Indexed Notes for which the principal amount payable at maturity, or premium or interest on which, is determined by reference to a measure (the 'Index'). The Index will be:

          (1) the rate of exchange between the specified currency for such Note and another currency or composite currency (the 'Indexed Currency') specified in the pricing supplement (such Indexed Notes, 'Currency Indexed Notes');

          (2) the difference in the price of a specified commodity (the 'Indexed Commodity') on specified dates;

          (3) the difference in the level of a specified stock index (the 'Stock Index'), which may be based on U.S. or foreign stocks, on specified dates; or

          (4) such other objective price or economic measures as are described in the pricing supplement.

     The pricing supplement will set forth the manner of determining the principal amount payable at maturity, and interest and premium, if any, on an Indexed Note, and historical and other information concerning the Indexed Currency, Indexed Commodity, Stock Index or other price or economic measures used in such determination, together with information concerning tax consequences to the holders of such Indexed Notes.

     If the determination of the principal amount payable at maturity, and interest and premium, if any, on an Indexed Note is based on an Index calculated or announced by a third party and such third party either suspends the calculation or announcement of such Index or changes the basis upon which such Index is calculated (other than changes consistent with policies in effect at the time such Indexed Note was issued and permitted changes described in the pricing supplement), then such Index shall be calculated by an independent calculation agent named in the pricing supplement on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason such Index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the principal amount payable at maturity for such Indexed Note shall be calculated in the manner set forth in the pricing supplement. Any determination of such independent calculation agent shall in the absence of manifest error be binding on all parties.

     Unless the pricing supplement states otherwise, we will pay interest on an Indexed Note based on the amount designated in the pricing supplement as the 'Face Amount' of such Indexed Note. The pricing supplement will describe whether the principal amount of the related Indexed Note that would be payable upon redemption or repayment prior to maturity will be:

          (1) the Face Amount of such Indexed Note,

          (2) the principal amount of such Indexed Note determined by referring to the Index at the time of redemption or repayment, or

          (3) another amount described in such pricing supplement.

DISCOUNT NOTES

     We may issue a Note as a zero coupon Note or at a price which is at a substantial discount from its principal amount (a 'Discount Note'). Upon redemption or repayment prior to maturity or acceleration of maturity of a Discount Note, an amount less than the principal amount of such Note shall become due and payable. If a bankruptcy proceeding is commenced in respect of the company, the claim of the holders of Discount Notes may be limited under section 502(b) of Title 11 of the United States Code to the initial public offering price of such Discount Notes, plus that portion of the original issue discount that is amortized from the date of issue to the commencement of the bankruptcy proceeding plus accrued interest. Accordingly, the holders of Discount Notes under such circumstances may receive a lesser amount than they would be entitled to under the express terms of such Discount Notes.

     Unless the pricing supplement states otherwise, if a Note is a Discount Note, the amount payable on such Note in the event of redemption or repayment prior to its maturity shall be the Amortized Face Amount of such Note as of the date of redemption or the date of repayment, as the case may be. The 'Amortized Face Amount' of a Discount Note shall be the amount equal to:

          (1) the issue price set forth in the pricing supplement plus

          (2) the portion of the difference between the issue price and the principal amount of such Note that has accrued at the yield to maturity set forth in the pricing supplement (computed in accordance with generally accepted United States bond yield computation principles) to such date of redemption or repayment;

but in no event shall the Amortized Face Amount of a Discount Note exceed its principal amount.

REDEMPTION AND REPURCHASE

     Unless the pricing supplement states otherwise, a Note cannot be redeemed prior to maturity. If any Note will be redeemable at the option of the company, the applicable pricing supplement will indicate the date or dates for redemption prior to such maturity and the price or prices payable upon such redemption, together with accrued interest to the date of redemption. The company may redeem any of the Notes that are redeemable and remain outstanding either in whole or from time to time in part, upon not less than 30 nor more than 60 days' notice. If less than all Notes with like tenor and terms are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate. Unless the pricing supplement states otherwise, the Notes will not be subject to any sinking fund.

     The company may at any time purchase Notes at any price in the open market or otherwise. The company may, at its discretion, hold, resell or surrender such Notes to the Trustee for cancellation.

REPAYMENT AT OPTION OF THE HOLDER

     Unless the pricing supplement states otherwise, you will not have the right to require the company to repay a Note prior to maturity. If the pricing supplement states that you will have the right to require such repayment, the pricing supplement will indicate the date or dates for repayment prior to maturity, and the price or prices, together with accrued interest to the date of repayment, payable upon such repayment.

     In order for you to exercise any repayment option applicable to a Note, you must deliver to the Trustee at least 30 days (but no more than 45 days prior to the repayment date):

          (1) the Note with the form entitled 'Option to Elect Repayment' on the reverse of the Note duly completed or

          (2) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States ('Transmittal Guarantor') setting forth the name

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
     of the holder of the Note, the principal amount of the Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of the Note. Such communication must also contain a statement that you are exercising the option to elect repayment and guarantee from the Transmittal Guarantor that you will deliver the Note to be repaid with the form entitled 'Option to Elect Repayment' on the reverse of the Note duly completed to the Trustee not later than three Business Days after the date of such telegram, telex, facsimile transmission or letter. Additionally, such Note and form duly completed must be received by the Trustee by such third Business Day.

You may exercise a repayment option for less than the entire principal amount of the Note, provided that the principal amount of the Note remaining outstanding after repayment is an authorized denomination.

BOOK-ENTRY SYSTEM

     Upon issuance, all Book-Entry Notes which are:

      Fixed Rate Notes that have the same issue date, maturity date, redemption or repayment provisions, interest payment dates, interest rate and amortization schedule will be represented by a single global security;

      Floating Rate Notes that have the same issue date, maturity date, redemption or repayment provisions, interest payment dates, Base Rate, Initial Interest Rate, Interest Payment Dates, Index Maturity, Interest Reset Dates, Spread or Spread Multiplier, if any, Minimum Interest Rate, if any, and Maximum Interest Rate, if any, will be represented by a single global security; and

      Notes other than Fixed Rate Notes and Floating Rate Notes that have the same issue date, maturity date, redemption or repayment provisions, and interest payment dates will be represented by a single global security (each such global security, a 'Global Security').

     Each Global Security representing Book-Entry Notes will be deposited with, or on behalf of, the depositary and registered in the name of a nominee of the depositary. Except under circumstances described below, Book-Entry Notes will not be exchangeable for Notes in certificated form and will not otherwise be issuable in definitive form.

     THE DEPOSITARY. The depositary has advised us that it is:

      a limited-purpose trust company organized under the New York Banking Law;

      a 'banking organization' within the meaning of the New York Banking Law;

      a member of the Federal Reserve System;

      a 'clearing corporation' within the meaning of the New York Uniform Commercial Code; and

      a 'clearing agency' registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in its participants' accounts. By doing so, the depositary eliminates the need for physical movement of securities. The depositary's participants include securities brokers and dealers (including the Agents), banks, trust companies, clearing corporations, and certain other organizations, some which own the depositary. The depositary is also owned by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the depositary's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by the depositary only through participants. The rules applicable to the depositary and its participants are on file with the Securities and Exchange Commission.

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     The depositary's management is aware that some computer applications, systems and the like for processing data that are dependent upon calendar dates, including dates before, on and after January 1, 2000, may encounter 'Year 2000 problems.' The depositary has informed its participants and other members of the financial community that it has developed and is implementing a program so that its computer systems, as the same relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries, and settlement of trades within the depositary, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, the depositary's plan includes a testing phase, which is expected to be complete within appropriate time frames.

     However, the depositary's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third-party vendors from whom the depositary licenses software and hardware, and third-party vendors on whom the depositary relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. The depositary has informed the financial community that it is contacting (and will continue to contact) third-party vendors from whom the depositary acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, the depositary is in the process of developing such contingency plans as it deems appropriate.

     BOOK-ENTRY FORMAT. Upon the issuance of a Global Security, the depositary will credit its participants' account on its book-entry registration and transfer system their respective principal amounts of the Notes represented by such Global Security. The Agent designates which participants' accounts will be credited, but if the Notes are offered and sold directly by us, then we will designate such accounts. The only persons who may own beneficial interests in a Global Security will be the depositary's participants or persons that hold interests through such participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of its participants) and on the records of its participants (with respect to interests of persons other than such participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair your ability to transfer your interest in a Book-Entry Note.

     So long as the depositary or its nominee is the registered owner of a Global Security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Security for all purposes under the indenture. Except as provided below or as we may otherwise agree in our sole discretion, owners of beneficial interests in a Global Security will not be entitled to have Notes represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Notes in definitive form and will not be considered the owners or holders thereof under the indenture.

     Principal, premium, if any, and interest payments on Notes registered in the name of the depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such Notes. None of the company, the Trustee, any paying agent or the registrar for such Notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such Global Security for such Notes or for maintaining, supervising or reviewing any records relating to such beneficial interests.

     We expect that the depositary for the Notes or its nominee, upon receipt of any payment of principal, premium or interest, will credit immediately its participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Security for such Notes as shown on the records of the depositary or its nominee. We also expect that payments by such participants to owners of beneficial interest in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in

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'street name' (i.e., the name of a securities broker or dealer). Such payments will be the responsibility of such participants.

     ISSUANCE OF NOTES IN DEFINITIVE FORM. If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue Notes in definitive form in exchange for the entire Global Security representing such Notes. In addition, we may at any time, and in our sole discretion, determine not to have the Notes represented by Global Securities and, in such event, will issue Notes in definitive form in exchange for the Global Securities representing such Notes. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of Notes represented by such Global Security equal in principal amount to such beneficial interest and to have such Notes registered in its name. Notes so issued in definitive form will be issued as registered Notes in denominations that are integral multiples of $1,000 (or the appropriate increment of the specified currency, as the case may be), unless otherwise specified by us.

DESCRIPTION OF GUARANTEE

     Newcourt will unconditionally guarantee the due and punctual payment of the principal, premium, if any, and interest on the Notes when and as the same shall become due and payable, whether at maturity, upon redemption, or otherwise. The Guarantee will rank equally with all other unsecured and unsubordinated obligations of Newcourt. The right of Newcourt and, hence, the right of creditors of Newcourt (including holders of the Notes, as beneficiaries of the Guarantee) to participate in any distribution of the assets of any subsidiary of Newcourt, whether upon liquidation, reorganization, or otherwise, is subject to prior claims of creditors of each such subsidiary, except to the extent that claims of Newcourt itself as a creditor of a subsidiary may be allowed.

                    FOREIGN CURRENCY AND INDEXED NOTE RISKS

FOREIGN CURRENCY RISKS

     GENERAL. You should note that if you invest in Notes that are denominated in a currency other than United States dollars, you will be assuming significant risks that are not associated with a similar investment in a security denominated in United States dollars. We have summarized some, but not all, of such risks in this prospectus supplement. Such risks include the possibility that the rates of exchange between the United States dollar and the various foreign currencies will change significantly and the possibility that the United States or any foreign government will impose or modify foreign exchange controls. Such risks generally depend on economic and political events over which we have no control. In recent years, rates of exchange between United States dollars and certain foreign currencies have been highly volatile and such volatility may be expected to continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in such rate that may occur during the term of any Note. Depreciation of the currency specified in a Note against the United States dollar would result in a decrease in the effective yield of such Note below its coupon rate, and under certain circumstances could result in a loss to you on a United States dollar basis.

     THIS PROSPECTUS SUPPLEMENT, ANY PRICING SUPPLEMENT AND THE ATTACHED PROSPECTUS DO NOT DESCRIBE ALL THE RISKS OF AN INVESTMENT IN NOTES DENOMINATED IN A FOREIGN CURRENCY OR A CURRENCY UNIT AND WE DISCLAIM ANY RESPONSIBILITY TO ADVISE YOU OF SUCH RISKS AS THEY EXIST AT THE DATE OF THIS PROSPECTUS SUPPLEMENT OR AS SUCH RISKS MAY CHANGE FROM TIME TO TIME. YOU SHOULD CONSULT YOUR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS OF INVESTING IN NOTES DENOMINATED IN CURRENCIES OTHER THAN UNITED STATES DOLLARS. SUCH NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR INVESTORS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

     Notes denominated in foreign currencies other than Euros will generally not be sold in, or to residents of, the country of the currency in which such Notes are denominated.

     The information set forth in this prospectus supplement is directed to prospective purchasers who are United States residents, and we disclaim any responsibility to advise prospective

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purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal of and premium and interest, if any, on the Notes. Such persons should consult their own financial and legal advisors with regard to such matters.

     GOVERNING LAW AND JUDGMENTS. Our Notes will be governed by and construed in accordance with the laws of the State of New York. In the event an action based on Notes denominated in a currency other than United States dollars were commenced in a New York court, it is likely that the court would grant judgment only in United States dollars. It is not clear, however, whether in granting that judgment, the court would use the rate of conversion into United States dollars that would be in effect on the date of default, the date the judgment was rendered, or some other date.

     EXCHANGE CONTROLS AND AVAILABILITY OF SPECIFIED CURRENCY. Governments have imposed from time to time, and may in the future impose, exchange controls which could affect exchange rates as well as the availability of United States dollars or foreign currencies at the time of payment of principal of, and premium, if any, or interest on a Note. In the case of any Note issued in a currency that is not currently subject to exchange controls, there can be no assurance that the absence of exchange controls will continue to exist. Even if there are no actual exchange controls, it is possible that the specified currency for any particular Note would not be available at such Note's maturity. In that event, we would make required payments in United States dollars on the basis of the Market Exchange Rate on the date of such payment, or if such rate of exchange is not then available, on the basis of the Market Exchange Rate as of the most recent record date.

     Information concerning exchange rates for a currency specified for any particular Note, if other than United States dollars, in which principal of, premium, if any, and interest on such Note is payable, as against the United States dollar at selected times during the last five years, as well as any exchange controls affecting such currencies, will be set forth in the pricing supplement.

INDEXED NOTE RISKS

     You should note that if you invest in Notes indexed, as to principal or interest or both, to one or more values of currencies (including exchange rates between currencies), commodities or interest rate indices, you will be assuming significant risks that are not associated with similar investments in a conventional debt security. During the time while you own an Indexed Note, it may have an interest rate that is less than that payable on a conventional debt security issued at the same time, and it is possible that no interest will paid to you. Furthermore, the terms of an Indexed Note may permit the principal amount payable at maturity to be less than the original purchase price of such Indexed Note, and it is possible that no principal will be paid to you. The secondary market for such Indexed Notes will be affected by a number of factors, independent of the creditworthiness of the company and the value of the applicable currency, commodity or interest rate index, including the volatility of the applicable currency, commodity or interest rate index, the time remaining to the maturity of such Indexed Notes, the amount outstanding of such Indexed Notes and market interest rates. The value of the applicable currency, commodity or interest rate index depends on a number of interrelated factors, including economic, financial and political events, over which we have no control. Additionally, if the formula used to determine the principal amount or interest payable with respect to such Indexed Notes contains a multiple or leverage factor, the effect of any change in the applicable currency, commodity or interest rate index may be increased. You should not assume that the historical experience of the relevant currencies, commodities or interest rate indices can serve as predictors of future performance of such currencies, commodities or interest rate indices during the term of any Note. ACCORDINGLY, YOU SHOULD CONSULT YOUR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS OF INVESTING IN INDEXED NOTES AND THE SUITABILITY OF SUCH NOTES IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the material United States federal income tax consequences of the purchase, ownership and disposition of Notes constitutes the opinion of Sidley & Austin, special tax counsel to the company. This summary is based on the Internal Revenue Code of 1986, as

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amended to the date hereof (the 'Code'), administrative pronouncements, judicial decisions and existing and proposed Treasury Regulations, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein, possibly with retroactive effect.

     This summary of material federal income tax consequences has been prepared in compliance with the directive of the SEC that 'plain English' be used. As a result, certain of the complex technical rules which may apply to some investors have not been included. Also, the descriptions of the relevant tax rules are intended to explain the general application of the rules. This summary does not attempt to explain fully every relevant technical aspect of the applicable tax provisions.

     The first part of this summary, captioned 'General Tax Consequences,' describes the tax consequences for what is expected to be the typical investment situation. Following the description of General Tax Consequences, under the heading 'Special Tax Rules,' are summaries of various special federal tax provisions which may apply in certain circumstances or to certain investors but should not be relevant to the typical investment situation. The description of General Tax Consequences provides a summary of federal income tax consequences for investors who are citizens or residents of the United States and who purchase U.S. dollar denominated Notes for investment (rather than acting as a dealer in securities) at the initial offering price of the Notes (plus accrued interest, if any). Other investors, including investors who are foreign persons or who purchase Notes at a price which is higher or lower than the Note's initial offering price, should review the summaries of the Special Tax Rules. The description of General Tax Consequences assumes that the Notes provide for the payment of interest at a fixed rate or at a variable rate which is tied to LIBOR, U.S. Treasury rates, bank prime rates or similar benchmark rates. Interest payable pursuant to those types of fixed and variable rates is referred to for certain federal income tax purposes as qualified stated interest. If a Note provides for interest other than qualified stated interest, the tax consequences to an investor may differ from those described in this summary. This summary also assumes that the Notes have a fixed maturity date of more than one year. EACH PROSPECTIVE INVESTOR SHOULD CONSULT A TAX ADVISOR TO DETERMINE WHETHER ANY OF THE SPECIAL TAX RULES ARE APPLICABLE TO ITS PARTICULAR SITUATION.

GENERAL TAX CONSEQUENCES

     PAYMENTS OF INTEREST. An investor will be taxed on the amount of payments of interest on a Note as ordinary interest income at the time it accrues or is received in accordance with the investor's regular method of accounting for United States federal income tax purposes.

     SALE OR OTHER DISPOSITION OF A NOTE. An investor who disposes of a Note, whether by sale, exchange for other property, or payment by the company, will recognize taxable gain or loss equal to the difference between the amount realized on the sale or other disposition (not including any amount attributable to accrued but unpaid interest) and the investor's adjusted tax basis in the Note. In general, an investor's adjusted tax basis in a Note will be equal to the initial purchase price. Any gain or loss recognized upon the sale or other disposition of a Note will be capital gain or loss. For non-corporate investors, capital gain recognized on the sale or other disposition of a Note held by the investor for more than one year will be taxed at a maximum rate of 20%. Capital gain for a Note held for one year or less is taxed at the rates applicable to ordinary income (i.e., up to 39.6%). Taxpayers must aggregate capital gains and losses for each taxable year. In the event a taxpayer realizes a net capital loss for any year there are limits on the amount of such capital losses which can be deducted.

     INFORMATION REPORTING AND BACKUP WITHHOLDING. The company (or an agent acting on its behalf) will be required to report annually to the Internal Revenue Service, and to each non-corporate Noteholder, the amount of interest paid on the Notes for each calendar year. Each non-corporate Noteholder (other than Noteholders who are not subject to the reporting requirements) will be required to provide, under penalties of perjury, a certificate (Form W-9) containing the Noteholder's name, address, correct federal taxpayer identification number and a statement that the Noteholder is not subject to backup withholding. Should a non-exempt Noteholder fail to provide the required certification, the company will be required to withhold (or cause to be withheld) 31%

                                      S-21



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of the interest otherwise payable to the Noteholder and remit the withheld amounts to the Internal Revenue Service as a credit against the Noteholder's federal income tax liability.

SPECIAL TAX RULES

     SPECIAL TYPES OF INVESTORS. The reference to United States citizens or residents in the description of General Tax Consequences set forth above applies not only to individuals but also to any investor who is: (1) a corporation or partnership created or organized in or under the laws of the United States or of any political subdivision thereof, (2) an estate the income of which is subject to United States federal income taxation regardless of its source, or (3) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Any investor which is not a United States citizen or resident should review the summary below for investment in Notes by foreign persons. This summary of Material Federal Income Tax Consequences does not describe tax consequences to special classes of investors, including investors who are dealers in securities or currencies, persons holding Notes as a part of a hedging transaction, certain financial institutions or insurance companies.

     PURCHASE AT A DISCOUNT. An investor who purchases a Note as part of the initial offering by the company for an issue price that is less than its 'stated redemption price at maturity' will generally be considered to have purchased the Note at an original issue discount for United States federal income tax purposes unless the original issue discount is de minimis. In general, the stated redemption price at maturity for a Note is equal to the principal amount plus all other amounts payable in respect of the Note other than qualified stated interest. If a Note is acquired with original issue discount the investor will be required to include in income each year, taxable as ordinary income in the same manner as cash interest payments, a portion of the original issue discount. For cash basis investors, such as individuals, the requirement that original issue discount be accrued as income each year means the investor recognizes taxable income even though the investor does not receive cash corresponding to that income. In general, the amount of original issue discount accrued as income each year is based upon a formula which looks at the constant yield on the Notes and the term to maturity. Under these rules, investors generally will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.

     In determining whether a Note has original issue discount, the issue price of the Note may not necessarily equal the investor's purchase price (although they generally should be the same). The issue price of a Note will equal the initial offering price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters or wholesalers) at which price a substantial amount of the Notes is sold.

     If an investor acquires a Note in a secondary market transaction for a purchase price which is less than the principal amount or other amount payable at maturity of the Note, the difference is referred to for tax purposes as market discount. Similarly to original issue discount, an investor must accrue a portion of the market discount each year. The amount of market discount which accrues annually will be calculated on a straight-line basis over the remaining term to maturity of the Note unless the investor elects to accrue market discount using the constant yield method (i.e., the original issue discount method). Unlike original issue discount, however, an investor does not include accrued market discount in ordinary income each year. Rather, the aggregate amount of accrued market discount is included in income when an investor sells or otherwise disposes of the Note. At that time, the portion of the amount realized by the investor on the sale or other disposition of the Note equal to accrued market discount is taxed as ordinary income (maximum tax rate of 39.6%) rather than long term capital gain (maximum tax rate of 20%).

     If an investor would prefer to be taxed on the annual accrual of market discount each year rather than being taxed on the aggregate amount of all accrued market discount when the Note is sold or otherwise disposed of, the investor can file an election to do so. Such an election would apply to all of the investor's debt investments acquired in or after the taxable year in which the Notes are acquired and not just to the Notes.

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     An investor's adjusted basis in a Note is increased by the amount of original issue discount or market discount accrued and included in income and is decreased by the amount of payments (other than qualified stated interest). As a result, the investor would recognize a lower capital gain (or greater capital loss) on the sale or other disposition of the Note.

     In general, if the amount of original issue discount or market discount would be less than 1/4th of one percent of the Note's stated redemption price at maturity multiplied by the number of complete years to maturity, the original issue discount or market discount is treated as de minimis and the investor can disregard the original issue discount or market discount rules.

     PURCHASE AT A PREMIUM. If an investor purchases a Note for a price that exceeds the principal amount or other amount payable at maturity, the investor will be considered to have an amortizable bond premium. An investor can elect to accrue a portion of the premium each year as an offset to interest income on the corresponding Note. The amount of premium which can be amortized each year is calculated using a constant yield method over the remaining term to maturity of the Note. Amortizable bond premium is available only to offset interest income on the corresponding Note; it cannot be used as a deduction to the extent it exceeds taxable interest on the Note. The adjusted tax basis which an investor has in a Note must be reduced by the amount of premium which is an offset to interest income. Because the basis is reduced, the investor would recognize a larger taxable capital gain (or a smaller capital loss) on the sale or other disposition of the Note. If an investor elects to amortize bond premium, the election will apply to all of the investor's debt investments and not just to the Notes.

     FOREIGN CURRENCY NOTES. The description of General Tax Consequences assumes the Notes are denominated in U.S. dollars. Special rules apply to Notes which are denominated in or determined by reference to the value of currency units other than the U.S. dollar.

     An interest payment on a foreign currency Note will be includible in income by a cash basis investor based on the U.S. dollar value of the foreign currency payment determined on the date the payment is received, regardless of whether the payment is in fact converted to U.S. dollars at that time.

     In the case of interest income on a foreign currency Note that is required to be included in income by the investor prior to receipt of payment (e.g., original issue discount accrual) the investor will be required to include in income the U.S. dollar value of the amount of interest income that has accrued. Unless the investor makes the election discussed in the next paragraph, the U.S. dollar value of such accrued income will be determined by translating such income at the average rate of exchange for the accrual period. Subsequently, when the investor actually receives cash corresponding to the accrued income, the investor will recognize, as ordinary gain or loss, foreign currency exchange gain or loss reflecting fluctuations in currency exchange rates between the last day of the relevant accrual period and the date of payment.

     Under the so-called 'spot rate convention election,' an investor may elect to translate accrued interest income into U.S. dollars at the exchange rate in effect on the last day of the relevant accrual period. Additionally, if a payment of such income is actually received within five business days of the last day of the accrual period or taxable year, an electing investor may instead translate such income into U.S. dollars at the exchange rate in effect on the day of actual receipt. Any such election will apply to all debt instruments held by the investor at the beginning of the first taxable year to which the election applies or thereafter acquired by the investor.

     In order for an investor to calculate the amount of gain or loss recognized on the sale or other disposition of a Note denominated in (or by reference to) a foreign currency, the investor must know the adjusted tax basis in U.S. dollars. In general, if an investor pays for a Note with foreign currency, the investor's basis in the Note is equal to the U.S. dollar value of the foreign currency on the purchase date. An investor that purchases a foreign currency Note with previously owned foreign currency will recognize ordinary income or loss in an amount equal to the difference, if any, between the investor's tax basis in the foreign currency and the U.S. dollar value of the foreign currency Note on the date of purchase.

     For purposes of determining the amount of any gain or loss recognized by the investor on the sale or other disposition of a foreign currency Note, the amount realized by the investor from the

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sale or other disposition generally will be the U.S. dollar value of the foreign currency received determined on the date of disposition in the case of an accrual basis investor and on the date payment is received in the case of a cash basis investor.

     The portion of any gain or loss realized upon the sale or other disposition of a foreign currency Note that is attributable to fluctuations in currency exchange rates will be ordinary income or loss. Such portion will equal the difference between (1) the U.S. dollar value of the foreign currency principal amount of the Note determined on the date the Note is disposed of and (2) the U.S. dollar value of the foreign currency principal amount of the Note determined on the date the investor acquired such Note. Such foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by an investor on the sale or other disposition of the foreign currency Note. Any gain or loss recognized in excess of such foreign currency gain or loss will be capital gain or loss.

     Discount and premium calculations with respect to a foreign currency Note are determined in the relevant foreign currency. The amount of discount or premium that is included in or reduces income currently is determined for any accrual period in the relevant foreign currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period or with reference to the spot rate convention election as described above. Exchange gain or loss realized with respect to such accrued discount or premium is determined and recognized in accordance with the rules described above.

     FOREIGN INVESTORS. Special tax rules apply to the purchase of Notes by foreign persons. For U.S. tax purposes, foreign investors include any person who is not (1) a citizen or resident of the United States, (2) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof, (3) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

     Interest paid or accrued to a foreign investor that is not effectively connected with the conduct of a trade or business within the United States by the investor will generally be considered 'portfolio interest' and generally will not be subject to United States federal income tax or withholding tax as long as the foreign investor (1) is not actually or constructively a 10% shareholder of the company or a controlled foreign corporation related to the company through stock ownership and (2) provides (or has a financial institution provide on its behalf) an appropriate statement (Form W-8 BEN) to the company or paying agent that is signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing that foreign person's name and address. If the information provided in this statement changes, the foreign investor must provide a new Form W-8 BEN within 30 days. The Form W-8 BEN is generally effective for three years unless the Form W-8 BEN includes a federal taxpayer identification number, in which case the form is effective until the information contained on the Form W-8 BEN changes. If a foreign investor were to fail to satisfy these requirements so that interest on the investor's Notes were not portfolio interest, interest payments would be subject to United States federal income and withholding tax at a rate of 30% unless reduced or eliminated pursuant to an applicable income tax treaty. To qualify for any reduction as the result of an income tax treaty, the foreign investor must provide the paying agent with Form W-8 BEN, which, as of January 1, 2000, will require a foreign investor to provide a federal taxpayer identification number.

     Any capital gain realized on the sale or other taxable disposition of a Note by a foreign investor will be exempt from United States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the investor and (2) in the case of an individual foreign investor, the investor is not present in the United States for 183 days or more during the taxable year. If an individual foreign investor is present in the U.S. for 183 days or more during the taxable year, the gain on the sale or other disposition of the Notes could be subject to a 30% withholding tax unless reduced by an applicable income tax treaty.

     If the interest, gain or income on a Note held by a foreign investor is effectively connected with the conduct of a trade or business in the United States by the investor, the foreign investor (although exempt from the withholding tax previously discussed if an appropriate statement (Form W-8 ECI) is furnished to the paying agent) generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. Form W-8 ECI is effective for three calendar years. In addition, if the foreign investor is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its 'effectively connected earnings and profits' for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable income tax treaty.

     If a foreign investor fails to provide necessary documentation to the company or its paying agent regarding the investor's taxpayer identification number or certification of exempt status, a 31% backup withholding tax may be applied to Note payments to that investor. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the foreign investor's U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service.

STATE AND LOCAL TAX CONSEQUENCES

     Because of the differences in state and local tax laws and their applicability to different investors, it is not possible to summarize the potential state and local tax consequences of purchasing, holding or disposing of the Notes. ACCORDINGLY, PURCHASERS OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISERS REGARDING THE STATE AND LOCAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES.

                              PLAN OF DISTRIBUTION

     Unless the pricing supplement states otherwise, we will offer the Notes on a continual basis through investment banking firms, or 'Agents,' who have agreed to use their reasonable best efforts to solicit purchases of the Notes. We will pay an Agent a commission, in the form of a discount ranging from .050% to .750% of the principal amount of the Note sold through it as agent, depending upon maturity of the Note, except that the commission payable by us to the Agents with respect to Notes with maturities of greater than thirty years will be negotiated at the time we issue such Notes.

     We also may sell the Notes to any Agent, acting as principal, or to a group of underwriters for whom one or more Agents are acting as representatives, at a discount to be agreed upon at the time of sale (or if no compensation is indicated, in accordance with the schedule of commissions applicable to a sale of Notes on an agency basis), for resale to investors or dealers at varying prices related to prevailing market prices at the time of resale, to be determined by the Agents or, if so agreed, at a fixed public offering price. The Agent, acting as principal, may sell Notes it has purchased from us to other dealers for resale to investors and other purchasers, and may allow any portion of the discount received in connection with such purchase from us to such dealers. After the initial public offering of Notes, the public offering price (in the case of Notes to be resold at a fixed public offering price), the concession and the discount may be changed.

     In addition, we may arrange for the Notes to be sold through other agents, dealers or underwriters under terms comparable to those described above, or we may sell the Notes directly to investors on our own behalf in those jurisdictions where we are authorized to do so. In the case of sales made directly by us, no commission will be payable.

     We have the sole right to accept offers to purchase Notes and may reject any proposed purchase of Notes in whole or in part. The Agents will have the right, in their reasonable discretion, to reject any offer to purchase Notes received by them in whole or in part.

     The company and Newcourt have agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments they may be required to make in respect thereof. The Agents may be deemed to be 'underwriters' within the meaning of the Securities Act.

     We may offer an additional series of our medium-term notes outside the United States to prospective foreign investors. Such other series of medium-term notes may have terms substantially similar to the terms of the Notes offered hereby (but will constitute a separate series for purposes of the indenture), and will be offered in bearer form only. Such other series of medium-term notes will reduce correspondingly the principal amount of Notes which we may offer by this prospectus supplement and the prospectus. In addition, the amount of Notes which we may offer will be reduced by the aggregate principal amount of any other securities and the purchase price of any warrants issued by us inside or outside the United States under the Registration Statement.

     No Note will have an established trading market when issued. Each of the Agents may from time to time purchase and sell Notes in the secondary market, but is not obligated to do so, and there can be no assurance that there will be a secondary market for the Notes or liquidity in the secondary market if one develops. From time to time, each of the Agents may make a market in the Notes.

                     SUBJECT TO COMPLETION, MARCH 18, 1999


PROSPECTUS
                              U.S. $6,000,000,000

                                     [LOGO]

                      By This Prospectus, We May Offer --

               DEBT SECURITIES, DEBT WARRANTS, CURRENCY WARRANTS,
                   INDEX WARRANTS AND INTEREST RATE WARRANTS

         FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

                                     [LOGO]

                            ------------------------
     AT&T Capital Corporation, an indirect wholly-owned subsidiary of Newcourt Credit Group Inc., may offer and sell the securities listed above with an aggregate offering price of up to U.S. $6,000,000,000, or its equivalent in one or more foreign currencies or currency units.

     We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus, the applicable prospectus supplement and the related pricing supplement, if any, before you invest.

     This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement and, in some cases, a pricing supplement.

     The securities are not guaranteed or supported in any way by AT&T Corp. AT&T Capital Corporation is not owned by, or an affiliate of, AT&T Corp.

                            ------------------------
        SEE 'RISK FACTORS' ON PAGE 4 FOR CERTAIN CONSIDERATIONS RELEVANT
                     TO AN INVESTMENT IN THESE SECURITIES.

                            ------------------------
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED BY THIS
    PROSPECTUS OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------
                    This prospectus is dated March   , 1999.

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement (including any amendments and exhibits, the 'Registration Statement') that AT&T Capital and Newcourt filed with the Securities and Exchange Commission utilizing a 'shelf' registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of U.S. $6,000,000,000. This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. If the prospectus supplement specifies, we may also provide information in a pricing supplement. The prospectus supplement and any accompanying pricing supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement and any accompanying pricing supplement together with the additional information described under the heading 'Where You Can Find More Information' prior to purchasing any of the securities offered by this prospectus.

     In this prospectus, we refer to:

      AT&T Capital Corporation as the 'company' or 'AT&T Capital';

      Newcourt Credit Group Inc. as the 'guarantor' or 'Newcourt'; and

      the Debt Securities, Debt Warrants, Currency Warrants, Index Warrants and Interest Rate Warrants that AT&T Capital may offer by this prospectus as the 'Securities.'

                      WHERE YOU CAN FIND MORE INFORMATION

     The company and Newcourt have filed with the Securities and Exchange Commission a Registration Statement on Form F-3, pursuant to the Securities Act of 1933, with respect to the securities and the guarantee of the securities offered by this prospectus. This prospectus, which constitutes a part of the Registration Statement, does not contain all the information included in the Registration Statement. You may read copies of the Registration Statement and the exhibits, without charge, at the Commission's offices, or obtain copies of these documents from the Commission's Public Reference Section by paying the copying fees.

     Newcourt is subject to the information and reporting requirements of the Securities Exchange Act of 1934. Newcourt files periodic reports and other information with the Commission. You may read these reports and other information filed by Newcourt, without charge, or obtain copies for a fee, from the Commission's Public Reference Section. Please call the Commission at 1-800-SEC-0330 for more information on the public reference rooms. You can also find many of these documents on the Commission's Web site at http://www.sec.gov.

     The company was previously subject to the information and reporting requirements of the Exchange Act. However, the company is no longer required to file such reports and information. Summarized financial information concerning the company will be included in a footnote to the financial statements contained in Newcourt's Exchange Act reports.

     Statements made in this prospectus concerning the provisions of any contract, agreement or other document referred to are not necessarily complete. You are urged to read each referenced contract, agreement or other document in its entirety. All the documents are filed as exhibits to the Registration Statement or to documents incorporated by reference in this propectus.

     Both the company and Newcourt have elected to 'incorporate by reference' into this prospectus other documents filed with the Commission by each of them. As allowed by the Commission, the documents incorporated by reference into this document are considered part of this document. The company and Newcourt can disclose important information to you in this document by referring to these other documents.

     The company incorporates by reference the following documents previously filed with the Commission (File No. 001-11237):

      the company's Annual Report on Form 10-K for the year ended December 31, 1997;

      the company's Quarterly Reports on Forms 10-Q for the quarters ended March 31, 1998 and June 30, 1998; and

      the company's Current Reports on Form 8-K dated October 2, 1998,
      September 1, 1998, March 9, 1998, March 4, 1998, February 20, 1998,
      February 9, 1998, January 12, 1998, January 5, 1998 and November 19, 1997, respectively and the company's Current Reports on Form 8-K/A dated March 17, 1998 (amending the Report on Form 8-K dated January 12, 1998), February 18, 1998 (amending the Report on Form 8-K dated February 9, 1998) and February 11, 1998 (amending the Report on Form 8-K dated November 19,
      1997).

     Newcourt incorporates by reference the following documents previously filed with the Commission (File No. 001-14604) and any future filings it will make with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus:

      Newcourt's Annual Report on Form 40-F for the year ended December 31,
      1997;

      Newcourt's audited consolidated financial statements and the auditors' report thereon for the fiscal years ended December 31, 1998 and 1997 on Form 6-K dated February 26, 1999; and


      Newcourt's Management Information Circular of Newcourt dated February 26, 1999, except the sections entitled 'Governance and Compensation Committee,' 'Report on Executive Compensation,' 'Corporate Governance' and the 'Share Performance Graph' on Form 6-K;



      Newcourt's Form 6-K filed March 8, 1999; and



      Newcourt's Form 6-K filed March 18, 1999.


     Information in this prospectus supersedes information incorporated by reference that the company or Newcourt filed with the Commission before the date of this prospectus. Information the company or Newcourt files later with the Commission will automatically update and, in some cases, supersede this information.

     Copies of the above documents of the company or Newcourt may be obtained upon request without charge from Newcourt Credit Group Inc., BCE Place, 181 Bay Street, Suite 3500, P.O. Box 827, Toronto, Ontario, Canada M5J 2T3 (Telephone Number 416-777-6066), Attention: Communications Department.

                             FINANCIAL INFORMATION

     Dollar amounts included in this prospectus or incorporated by reference into this prospectus are in either United States dollars ('U.S.$' or '$') or Canadian dollars ('C$').

     The consolidated financial statements of Newcourt included in this prospectus and in Newcourt's reports filed pursuant to the Exchange Act are prepared in accordance with accounting principles generally accepted in Canada ('Canadian GAAP'). Differences between Canadian GAAP and accounting principles generally accepted in the United States ('U.S. GAAP') as they affect the financial statements of Newcourt are explained in a note to the audited consolidated financial statements of Newcourt incorporated by reference into this prospectus. Beginning with the quarter ending March 31, 1999, Newcourt will begin reporting its financial results in U.S. dollars.


                              RECENT DEVELOPMENTS



     On March 8, 1999, Newcourt announced that it had entered into an Agreement and Plan of Reorganization with The CIT Group, Inc. pursuant to which outstanding shares of capital stock of Newcourt will be converted into common stock of the The CIT Group or into a new class of Newcourt stock exchangeable into common stock of The CIT Group, and Newcourt will become a wholly-owned subsidiary of The CIT Group. Consummation of the transaction is subject to a number of conditions set forth in the Agreement and Plan of Reorganization, which is on file with the Securities and Exchange Commission and which is incorporated by reference herein. The preceding description of the Agreement and Plan of Reorganization is qualified in its entirety by reference to the full and complete text of the agreement. No assurance can be given as to whether the transaction contemplated by the Agreement and Plan of Reorganization will be consummated.

                                  RISK FACTORS

     You should give careful consideration to the following risk factors, in addition to the other information included or incorporated by reference in this prospectus. To the extent any of the information in this prospectus constitutes a 'forward-looking statement' for purposes of Section 21E of the Exchange Act or
Section 27A of the Securities Act, the risk factors set forth below are meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated in forward-looking statements and no assurance can be given that actual results will not differ materially.

THE COMPANY AND NEWCOURT REQUIRE SUBSTANTIAL CASH TO FUND OPERATIONS AND SERVICE DEBT

     Each of Newcourt's and the company's business requires substantial amounts of cash to support growth and operations. Their ability to obtain funds and the cost of such funds could be affected by their credit ratings and restrictions contained in existing or future debt instruments and by other events beyond their control, such as interest rates, general economic conditions and the perception of their business, results of operations, leverage, financial condition and business prospects. While Newcourt and the company continue to obtain new sources of funding, there can be no assurance that the total required financing will be available.

THE COMPANY AND NEWCOURT DEPEND ON SECURITIZATION PROGRAMS TO PROVIDE FINANCING

     Newcourt and the company each sell financial assets ('securitizations') and retain an interest in such finance assets. These transactions allow each of Newcourt and the company to manage its leverage ratio and to transfer credit risk. Any delay or decrease in the sale of finance assets and/or an increase in the actual defaults from that expected may cause Newcourt's and the company's leverage and net income to be adversely effected.

THE COMPANY AND NEWCOURT HAVE GUARANTEED EACH OTHERS' SECURITIES

     NEWCOURT GUARANTEE. Newcourt has fully and unconditionally guaranteed (the 'Newcourt Guarantee') the payment, whether at stated maturity or otherwise, of present and future principal, interest or premium payable with respect to any indebtedness for borrowed money incurred by AT&T Capital and any present and future indebtedness for borrowed money of any person to another person assumed or guaranteed by AT&T Capital, including the Debt Securities offered by this prospectus (collectively, the 'AT&T Capital Debt'), except for (1) any indebtedness for borrowed money whose terms provide that such indebtedness is not entitled to the benefit of the Newcourt Guarantee; and (2) any indebtedness for borrowed money secured by liens on, or payable solely from the income and proceeds of, any property of AT&T Capital or any of its subsidiaries and which indebtedness is not a general obligation of AT&T Capital. Newcourt's liability under the Newcourt Guarantee is unlimited in amount and absolute and unconditional irrespective of any conditions or circumstances that might otherwise constitute a defense available to Newcourt, including any defense based on the lack of validity or the unenforceability of the AT&T Capital Debt or any defense or counterclaim available to AT&T Capital. Because Newcourt expects to guarantee future AT&T Capital Debt, as well as amendments, supplements, restatements or replacements of existing AT&T Capital Debt, the aggregate outstanding principal amount of AT&T Capital Debt to be guaranteed by Newcourt is expected to increase in the future. The aggregate principal amount of AT&T Capital Debt was U.S.$9.3 billion (C$14.4 billion) as of December 31, 1998.

     AT&T CAPITAL GUARANTEE. In connection with Newcourt's acquisition of the company, the company guaranteed the payment of certain indebtedness and liquidity facilities issued, guaranteed or entered into by Newcourt -- collectively, the 'Newcourt Debt Securities' -- for the benefit of the holders of the Newcourt Debt Securities.

     The amount of Newcourt Debt Securities covered by the company's guarantee was U.S.$1.3 billion (C$2.0 billion) at December 31, 1998. In addition, on February 16, 1999, the company guaranteed an additional U.S.$1.0 billion of Newcourt's debt securities. Because the company's guarantee covers future indebtedness of Newcourt in addition to the current Newcourt Debt Securities, the aggregate outstanding principal amount of the Newcourt Debt Securities to be covered by the company's guarantee is expected to increase in the future.

     The liability of the company under the company's guarantee is unlimited in amount and absolute and unconditional irrespective of any conditions or circumstances that might otherwise constitute a defense available to the company or Newcourt, including any defense based on the lack of validity or the unenforceability of the Newcourt Debt Securities or any defense or counterclaim available to Newcourt.

CHANGES IN RELATIONSHIPS WITH MAJOR VENDORS COULD ADVERSELY AFFECT RESULTS OF OPERATIONS

     A significant portion of the company's and/or Newcourt's consolidated net income is attributable to the financing provided by major vendor relationships, including those with Lucent Technologies, Inc., Dell Corporation, Snap-on Incorporated, Western Star Trucks Inc. and Yamaha Corporation, with respect to products manufactured or distributed by them and, to a lesser extent, to Lucent as an end-user, primarily with respect to the lease of information technology and other equipment or vehicles.

     The company's and Newcourt's commercial relationships with these and other major vendors are governed by certain agreements. Although the company and Newcourt intend to seek to maintain and improve their existing relationships with these and other major vendors, no assurance can be given that any agreement with these and other major vendors will be extended beyond their respective termination dates or, if extended, that the terms and conditions thereof will not be modified in a manner adverse to the company and Newcourt. Failure to renew any of these agreements or changes in the terms of any such agreements could have a material adverse effect on the company and Newcourt. In addition, these agreements may contain provisions which allow these vendors to terminate the respective agreement. For example, the agreement with Lucent contains provisions which allow Lucent to terminate the agreement under certain circumstances. If any such agreement is terminated, the results of operations of the company and Newcourt could be materially adversely affected.

ALLOWANCE FOR CREDIT LOSSES MAY NOT BE ADEQUATE; ESTIMATED RESIDUAL VALUES MAY NOT BE REALIZED

     In connection with origination of finance receivables, capital leases and operating leases, Newcourt and the company are subject to the risk that the allowance for credit losses may not prove adequate to cover ultimate losses. If the allowance is not adequate to cover credit losses actually incurred, Newcourt's and the company's results of operations and financial condition may be materially adversely affected. In addition, the estimated residual values may not be realized at the end of the lease terms and realization of these residual values has historically been a significant element of the net income of the company. If the company and/or Newcourt fail to realize the estimated residual values, their results of operations and financial condition may be materially adversely affected.

SENSITIVITY TO CHANGES IN DEBT RATINGS

     AT&T Capital's long-term debt is rated 'A - ,' 'BBB+,' 'Baa3' and 'BBB' by Duff & Phelps Credit Rating Co., Fitch IBCA, Inc., Moody's Investors Services Inc. and Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, respectively. No assurance can be given that any or all of such rating organizations will not at any future time or from time to time establish different ratings on the company's senior unsecured short-term or long-term debt. To the extent that any of such rating organizations assigns a lower rating than the existing ratings, such downgrading would result in relatively higher borrowing costs for the company, reduce its access to its traditional funding sources and reduce its competitiveness, particularly if any such assigned rating is in a generic rating category that signifies that the relevant debt of the company is less than investment grade. In addition, if the company's debt ratings are downgraded to ratings below investment grade, such downgrading could result in the termination of the company's agreements with certain major vendors. Any such downgrading could have a negative impact on the value of the Securities offered by this prospectus and a material adverse effect on the company. This risk is also applicable to Newcourt.

THE COMPANY AND NEWCOURT OPERATE IN A HIGHLY COMPETITIVE INDUSTRY

     The equipment leasing and finance industry in which Newcourt and the company operate is highly competitive and is undergoing a process of consolidation. As a result, certain competitors' relative cost bases have been reduced. Participants in the industry compete through price (including the ability to control costs), risk management, innovation and customer services. Principal cost factors include the cost of funds, the cost of selling to or obtaining new end-user customers and vendors and the cost of managing portfolios. Competitors include captive or related leasing companies (such as General Electric Capital Corporation and IBM Credit Corporation), independent leasing companies (such as Comdisco, Inc.), certain banks engaged in leasing, lease brokers and investment banking firms that arrange for the financing of leased equipment, and manufacturers and vendors which lease their own products to customers. In addition, Newcourt and the company compete with all banking and other financial institutions, manufacturers, vendors and others who extend or arrange credit for the acquisition of equipment and in a sense, with end-users' available cash resources to purchase equipment that either the company or Newcourt may otherwise finance. Many of the competitors are large companies that have substantial capital, technological and marketing resources; some of these competitors are significantly larger than either Newcourt or the company and have access to debt at a lower cost. In addition, Newcourt may not have, in the immediate future, access to sufficient U.S. federal tax capacity to pursue efficiently U.S. tax based lease financing.


PENDING COMBINATION WITH THE CIT GROUP, INC.



     Newcourt has entered into an agreement providing for a business combination with The CIT Group. See 'Recent Developments.' Preparing for the consummation of this combination and, if consummated, integration of Newcourt and The CIT Group will require a substantial amount of management's time. Diversion of management attention from Newcourt's existing business as well as problems that may arise in connection with the integration of Newcourt's and The CIT Group's operations may have a material adverse impact on Newcourt's revenues and results of operations. The integration of Newcourt and The CIT Group may result in additional expenses which could negatively impact Newcourt's results of operations. Further, the uncertainty created by the combination may result in the loss of management and other employees. The unavailability of such persons and the resulting disruption in Newcourt's operations could have a material adverse effect on Newcourt.


CONTINUITY OF MANAGEMENT

     Newcourt's success depends to a significant extent upon the continued services of its management. There is no assurance that any of Newcourt's existing officers and key employees will remain in their current positions for any period of time following the date hereof. The unavailability of the continued services of such persons could have a material adverse effect on Newcourt's business.

READINESS FOR YEAR 2000

     Newcourt is addressing the Year 2000 issue from a global perspective. In early 1998, Newcourt established a global Year 2000 Program Office to provide oversight from both a business and technical perspective. The program will coordinate vendors, consultants and regional Year 2000 resources. Newcourt has converted its critical systems at year end 1998 and plans to complete the conversion of remaining systems and compliance testing and certification in 1999. Newcourt plans to consolidate its operations onto a limited set of identified Year 2000 compliant systems in order to achieve operational efficiencies and to minimize the Year 2000 exposures and costs. Newcourt does not anticipate that the total cost of these Year 2000 compliance activities will be material to its financial position or results of operations in any given year. Newcourt estimates that the total costs of making its systems Year 2000 compliant will not exceed $16.1 million of which $9.7 million has been incurred prior to 1999. However, the inability of Newcourt or significant vendor interfaces of Newcourt to adequately address the Year 2000 issue could result in a disruption of the company's and Newcourt's business operations and have a material adverse impact on the company's and Newcourt's financial position or results of operations. Newcourt is developing contingency plans to address any disruption that may result from Year 2000 issues.

ENFORCEABILITY OF LIABILITIES AND SERVICE OF PROCESS

     Newcourt is incorporated and has its principal executive office in Canada. Some of its directors and officers reside outside the United States and a material portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon Newcourt or such persons with respect to matters arising under the Securities Act, or to enforce against them judgments of courts of the United States whether or not predicated upon the civil liability provisions of the federal securities or other laws of the United States or any state thereof. Newcourt will irrevocably submit to the jurisdiction of any court sitting in the State of New York with respect to any action or proceeding by a holder of Securities offered by this prospectus.

                                  AT&T CAPITAL

     AT&T Capital, an indirect wholly-owned subsidiary of Newcourt, is a full-service, diversified equipment leasing and finance company that operates principally in the United States. AT&T Capital, through its various subsidiaries, leases and finances a wide variety of equipment, including telecommunications equipment (such as private branch exchanges, telephone systems and voice processing units), information technology equipment (such as personal computers, retail point of sale systems and automated teller machines), general office, manufacturing and medical equipment and transportation equipment. In addition, AT&T Capital provides franchise financing for franchisees and financing collateralized by real estate.

     AT&T Capital's principal executive offices are located at: 2 Gatehall Drive, Parsippany, New Jersey 07054 and its telephone number is (973) 606-3500.

     On November 17, 1997, Newcourt agreed to acquire all of the issued and outstanding common shares of the company. On January 12, 1998, Newcourt completed the acquisition of the shares of the company and the company became an indirect wholly-owned subsidiary of Newcourt. Newcourt paid an aggregate purchase price of approximately $1.7 billion (C$2.4 billion). Of this amount, approximately $1.15 billion (C$1.6 billion) was paid in cash and the remaining approximately $0.6 billion (C$0.8 billion) was satisfied by the issuance of approximately 17.6 million common shares of Newcourt to an entity indirectly owned by Nomura International plc and which owned 97.4% of the outstanding shares of the company. This entity has agreed, subject to certain exceptions, not to sell, transfer or otherwise dispose of one third of such initial 17.6 million Newcourt common shares until eighteen months following the acquisition closing.

     The combination of Newcourt and AT&T Capital created one of the largest providers of vendor finance in the world, and one of the world's largest non-bank commercial asset finance companies.

                                    NEWCOURT

     Newcourt was formed in 1984 as an investment bank which originated and structured asset based financings for the corporate and institutional asset finance market and syndicated such financings to Canadian financial institutions. In 1988, Newcourt broadened its activities to include vendor and direct equipment financing. Today, Newcourt is one of the world's largest providers of vendor finance and one of the world's largest non-bank commercial asset finance companies, having approximately C$36.2 billion (U.S.$23.3 billion) of owned and managed assets and C$4.7 billion (U.S.$3.0 billion) shareholders' equity at December 31, 1998.

     Newcourt's international origination and servicing capabilities span 26 countries around the globe. Newcourt serves clients in Canada, the United States, the United Kingdom, the Asia/Pacific region, Europe, Mexico and South America.

     Newcourt's principal executive offices are located at: BCE Place, 181 Bay Street, Suite 3500, P.O. Box 827, Toronto, Ontario M5J 2T3, telephone number
(416) 594-2400.

ACQUISITIONS

     During the fiscal year ended December 31, 1997, in addition to the growth and expansion of its existing business and the continued diversification of its loan origination, Newcourt completed several major acquisitions in the commercial finance segment of the asset-based finance market. In August, 1997, Newcourt acquired all of the issued and outstanding shares of Commcorp Financial Services Inc., a Canadian asset finance and associated management service company. In September 1997, Newcourt acquired the Business Technology Finance division of Lloyds Bowmaker Limited, an asset finance company based in the United Kingdom. Also in September 1997, Newcourt acquired the micro-balance origination and financing division of Lease Finance Group of Chicago, Illinois. In October 1997, Newcourt acquired the small-balance loan processing capabilities of Omni Financial Services of America, Inc. In January 1998, Newcourt consummated the acquisition of AT&T Capital.

BUSINESS

     Newcourt possesses asset management and processing skills, systems capabilities, a broad range of clients, a solid credit underwriting performance and a consistent operating history. Newcourt originates asset finance business through innovative financing techniques and provides focused client services and complementary product offerings.

     Newcourt has organized its activities and operations around three core businesses: (1) Newcourt Capital; (2) Newcourt Financial; and (3) Newcourt Services. In addition, Newcourt has established an Integration Office which is responsible for integrating Newcourt, AT&T Capital and the other businesses acquired by Newcourt in 1997. Newcourt Financial, the commercial finance business, provides asset-based financing for a variety of equipment to vendors and customers. Newcourt Capital, the corporate finance business, provides structured corporate finance to a growing list of international clients, including major corporations, governments and agencies. Finally, Newcourt Services, the control, growth and support services, is responsible for the underwriting, funding, administration and risk management needs of Newcourt Financial and Newcourt Capital.

     Newcourt Financial offers its asset-based sales and inventory financing services through select strategic relationships with equipment manufacturers, dealers and distributors and certain professional associations and organizations. Newcourt Financial's strategy focuses on the creation, maintenance and enhancement of vendor programs ensuring its position as a premier provider of global asset based financial products. Newcourt Financial focuses on the following sectors:

      Transportation and Industrial Finance -- provides inventory and term financing in North America in the transportation, construction, industrial and fleet vehicle leasing marketplaces;

      Technology Finance -- provides direct and vendor financing in North America to manufacturers, distributors and resellers of information technology hardware and software and to their customers;

      Telecommunications Finance -- provides vendor financing in North America to the telecommunication industry under an exclusive international vendor program with Lucent Technologies, Inc.;

      Business Finance -- provides asset-based sales and inventory financing to vendors and customers in the commercial, industrial, health care and retail finance markets in North America;

      Specialty Finance -- provides a variety of financial products to the small business and health care markets in North America through micro-balance leasing, government supported (SBA and SBLA) programs and intermediary financial services; and

      International/Joint Ventures and Operations -- provides specialized support in Europe, Asia/Pacific and Latin America for Newcourt's established vendor programs and develops and manages dedicated joint venture structures.

     Newcourt Capital is the corporate finance business which provides asset based financing for high value assets and related advisory services to equipment manufacturers, corporate clients, governments and public sector agencies. Newcourt Capital focuses on the following sectors:

      Aerospace Finance -- provides financial services in Canada, the United States and Europe to both the commercial aviation market, with an emphasis on the regional airline industry, and the general aviation market, with an emphasis on the corporate aircraft and helicopter market segments;

      Rail Finance -- provides financing and advisory services to railroads and industrial rail shippers in Canada and the United States;

      Public Sector Finance -- provides financing and advisory services in Canada, the United Kingdom and internationally to governments, public sector agencies and corporate clients in the infrastructure and institutional health care sectors;

      Project Finance -- provides limited or non-recourse project specific financing for institutional and corporate clients in North America and the United Kingdom;

      Structured Finance -- provides structured financing services in Canada, the United States and Europe, including cross-border leases, single investor leases, synthetic leases and off-balance sheet financings;

      Media and Communications Finance -- provides debt financing services to the communications market and various media sectors in North America;

      Principal Finance -- provides financing in North America for acquisitions, buy-outs and recapitalizations which are done in conjunction with existing management teams and/or established financial buyers of companies.

     Newcourt Services is the service business responsible for providing cost effective control and support services to Newcourt Financial and Newcourt Capital. Newcourt Services consists of the following corporate functions:
Treasury, Credit and Risk Management, Financial Reporting and Administration, Human Resources, Communications & Marketing, Tax Planning and Compliance, Systems Development, and Quality Assurance.

                                USE OF PROCEEDS

     The proceeds from the sale of the Securities will be used primarily to finance installment sale and lease agreements with respect to direct financing programs and to repay debts of the company, its subsidiaries and its affiliated entities as they become due and for other general corporate purposes. Ongoing purchases of finance receivables and installment sale and lease agreements, direct financing programs and any future financing arrangements will be financed from various sources, including the issuance of commercial paper and the sale of Securities. The amount and timing of the sales of the Securities will depend on the timing of asset purchases, market conditions and the availability of other funds to the company.

     The debt to be repaid with the proceeds from such sales consists generally of medium-term notes and commercial paper. Such debt has various maturities and bears interest at various fixed rates. At December 31, 1998, the aggregate principal amount of the company's outstanding medium-term notes was approximately $7.5 billion, and the company had approximately $1.2 billion in principal amount of commercial paper outstanding at such date. The range of interest rates relating to such medium-term notes and the weighted average interest rate of such commercial paper at December 31, 1998 was 5.52% to 8.25% and approximately 6.39%, respectively. The net proceeds of all the outstanding medium-term notes and commercial paper issued or incurred by the company within the last year to be repaid with net proceeds from the sale of Securities have been used by the company as working capital for general corporate purposes or to repay previously outstanding commercial paper or medium-term notes.

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth the historical ratios of earnings to fixed charges for the company for the years ended December 31, 1994 through 1998.

                                                                                            HISTORICAL(1)
                                                                                              YEAR ENDED
                                                                                             DECEMBER 31,
                                                                                 ------------------------------------
                                                                                 1998    1997    1996    1995    1994
                                                                                 ----    ----    ----    ----    ----
                                                                                             (UNAUDITED)
Ratio of earnings to fixed charges............................................   1.35    1.07    1.60    1.50    1.62

------------

(1) Calculated under U.S. GAAP, earnings before income taxes and cumulative effect on prior years of accounting change plus fixed charges (the sum of interest on indebtedness and the portion of rentals representative of the interest factor) divided by fixed charges. Fixed charges do not include distributions on company-obligated preferred securities of the company's subsidiaries. Prior to October 1, 1996, a portion of the company's indebtedness to AT&T Corp. did not bear interest.

                            ------------------------
     The following table sets forth the historical ratios of earnings to fixed charges for Newcourt for the years ended December 31, 1994 through 1998.

                                                                                            HISTORICAL(1)
                                                                                              YEAR ENDED
                                                                                             DECEMBER 31,
                                                                                 ------------------------------------
                                                                                 1998    1997    1996    1995    1994
                                                                                 ----    ----    ----    ----    ----
                                                                                             (UNAUDITED)
Ratio of earnings to fixed charges............................................   1.47    1.11    1.60    1.53    1.55

------------

(1) Calculated under Canadian GAAP, earnings before income taxes and cumulative effect on prior years of accounting change plus fixed charges (the sum of interest on indebtedness and the portion of rentals representative of the interest factor) divided by fixed charges.

                       DESCRIPTION OF THE DEBT SECURITIES

     The Debt Securities are to be issued under the indenture dated as of March 1, 1999, among the company, Newcourt and The Chase Manhattan Bank, as Trustee. A copy of the indenture is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the indenture, including the definitions therein of certain terms. Section references are to sections of the indenture, and wherever particular provisions are referred to, such provisions are incorporated by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

     The Debt Securities are not guaranteed or supported in any way by AT&T
Corp.

GENERAL

     The indenture does not limit the aggregate principal amount of Debt Securities that may be issued thereunder and provides that the Debt Securities may be issued from time to time in one or more series. Reference is made to the prospectus supplement which accompanies this prospectus for a description of the Debt Securities being offered thereby, including:

          (1) the title of the series of the Debt Securities;

          (2) the aggregate principal amount of the Debt Securities;

          (3) the percentage of their principal amount at which the Debt Securities will be sold;

          (4) the date(s) on which the Debt Securities will mature, or whether the Debt Securities are payable on demand;

          (5) the rate(s) per annum at which the Debt Securities will bear interest, if any, or the method of calculating the rate or rates of interest;

          (6) the times at which such interest, if any, will be payable;

          (7) the terms for redemption, early repayment or amortization, if any;

          (8) the denominations in which the Debt Securities are authorized to be issued;

          (9) the coin or currency in which the Debt Securities are denominated, which may be a Euro;

          (10) any provision permitting payments of the principal of or any premium or interest on the Debt Securities in a coin or currency other than the currency in which the Debt Securities are denominated, including a non-U.S. dollar denominated currency;

          (11) the manner in which the amount of payments of principal of and any premium or interest on the Debt Securities is to be determined if such determination is to be made with reference to one or more indices (which will be based on one or more U.S. or foreign stocks, bonds or other securities, one or more U.S. or foreign interest rates, one or more currencies or currency units, one or more commodities, or one or more equipment leases, third-party loans, tax receipts, real property values, SWAP receivables, reinsurance contracts, pooled receivables, or any combination of the foregoing);

          (12) whether the Debt Securities are issuable in registered form ('registered Debt Securities') or bearer form (with or without interest coupons) ('bearer Debt Securities') or both, and whether the Debt Securities will be uncertificated;

          (13) whether any series of Debt Securities will be represented by one or more temporary or permanent global Debt Securities ('global Debt Securities') and, if so, whether any such global Debt Securities will be in registered or bearer form, the identity of the depositary for such global Debt Security or Securities and the method of transferring beneficial interests in such global Debt Security or Securities;

          (14) if a temporary global Debt Security is to be issued with respect to a series, the terms upon which interests in such temporary global Debt Security may be exchanged for interests in a permanent global Debt Security or for definitive Debt Securities of the series and the terms upon which interest in a permanent global Debt Security, if any, may be exchanged for definitive Debt Securities of the series;

          (15) information with respect to book-entry procedures, if any;

          (16) whether and under what circumstances the company will pay additional amounts on any Debt Securities held by any person in respect of taxes or similar charges withheld and, if so, whether the company will have the option to redeem the Debt Securities rather than pay such additional amounts; and

          (17) any other terms, including any terms which may be required by or advisable under United States laws and regulations or advisable in connection with the marketing of the Debt Securities of such series, which will not be inconsistent with the provisions of the indenture.

     Debt Securities of any series may be registered Debt Securities or bearer Debt Securities or both as specified in the terms of the series. Additionally, Debt Securities of any series may be represented by one or more global Debt Securities registered in the name of a depositary's nominee and, if so represented, beneficial interests in such a global Debt Security will be shown on, and transfers thereof will be effected only through, records maintained by a designated depositary and its participants. Debt Securities of any series may also be uncertificated. Unless otherwise indicated in the prospectus supplement, no bearer Debt Securities (including Debt Securities in permanent global bearer form) will be offered, sold, resold or delivered to any United States person (as defined under 'Limitations on Issuance of Bearer Debt Securities' below) in connection with their original issuance or their exchange for a portion of a temporary or permanent global Debt Security.

     Unless otherwise indicated in the prospectus supplement, principal and interest, if any, will be payable at the office of one or more paying agents as specified in the prospectus supplement; provided that, in the case of registered Debt Securities, payment of interest may be made at the option of the company by check mailed to the address of the person entitled thereto as it appears in the register of the Debt Securities. To the extent set forth in the prospectus supplement, except in special circumstances set forth in the indenture, interest, if any, on bearer Debt Securities will be payable only against presentation and surrender of the coupons for the interest installments evidenced thereby as they mature at the office of a paying agent of the company located outside of the United States and its possessions. The company will maintain one or more such agents for a period of two years after the principal of such bearer Debt Securities has become due and payable. During any period thereafter for which it is necessary in order to conform to United States tax laws or regulations, the company will maintain a paying agent outside of the United States and its possessions to which the bearer Debt Securities and coupons related thereto may be presented for payment and will provide the necessary funds therefor to such paying agent upon reasonable notice. No payment with respect to any bearer Debt Security will be made at any office or agency of the company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payment of principal of (and premium, if any) and interest on bearer Debt Securities denominated and payable in U.S. dollars will be made at the office of the company's paying agent in the Borough of Manhattan, New York City if, and only if, payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.

     In connection with any sale during the 'restricted period' as defined in
Section 1.163-5(c)(2)(i)(D)(7) of the United States Treasury Regulations (generally, the first 40 days after the closing date and, with respect to unsold allotments, until sold), no bearer Debt Security shall be mailed or otherwise delivered to any location in the United States (as defined under 'Limitations on Issuance of Bearer Debt Securities' below). A bearer Debt Security in definitive form (including interests in a permanent global security) may be delivered only if the person entitled to receive such bearer Debt Security furnishes written certification, in the form required by the indenture, to the effect that such bearer Debt Security is not owned by or on behalf of a United States person (as defined under 'Limitations on Issuance of Bearer Debt Securities' below), or, if a beneficial interest in such bearer Debt Security is owned by or on behalf of a

United States person, that such United States person (1) acquired and holds the bearer Debt Security through a foreign branch of a United States financial institution, (2) is a foreign branch of a United States financial institution purchasing for its own account or resale (and in either case (1) or (2) such financial institution agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended (the 'Code'), and the regulations thereunder) or (3) is a financial institution purchasing for resale during the restricted period only to non-United States persons outside the United States. See 'Limitations on Issuance of Bearer Debt Securities' below and 'Global Securities -- Bearer Debt Securities.'

     Bearer Debt Securities and the coupons related thereto will be transferable by delivery. Unless otherwise indicated in the prospectus supplement, registered Debt Securities will be transferable at the office of one or more registrars as specified in the prospectus supplement.

     The Debt Securities will be unsecured obligations of the company and will rank pari passu (equal in right of payment) with all other unsecured and unsubordinated indebtedness of the company. At December 31, 1998, the company's consolidated indebtedness (all of which is unsecured and unsubordinated) was approximately $9.3 billion (C$14.4 billion). The Debt Securities will, however, be effectively subordinate (with respect to the assets of the company's subsidiaries) to the indebtedness and other liabilities of such subsidiaries. At December 31, 1998, such indebtedness and other liabilities aggregated approximately $1.2 billion (C$1.9 billion).

     Newcourt's guarantee of the Debt Securities will be an unsecured obligation of Newcourt and will rank pari passu with all other unsecured and unsubordinated indebtedness of Newcourt. At December 31, 1998, Newcourt's consolidated indebtedness was approximately $11.6 billion (C$18.0 billion). The guarantee will, however, be effectively subordinate (with respect to the assets of Newcourt's subsidiaries) to the indebtedness and other liabilities of such subsidiaries other than AT&T Capital. At December 31, 1998, such indebtedness and other liabilities (including those of AT&T Capital) aggregated approximately $10.7 billion (C$16.7 billion).

     Unless otherwise indicated in the prospectus supplement, the Debt Securities denominated in U.S. dollars will be issued only in denominations that are integral multiples of $1,000. No service charge will be made for any transfer or exchange of the Debt Securities, but the company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Debt Securities may be issued as original issue discount Debt Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. United States federal income tax consequences and other special considerations applicable to any such original issue discount Debt Securities will be described in the prospectus supplement relating thereto.

     Registered Debt Securities may be exchanged for an equal aggregate principal amount of registered Debt Securities of the same series, date of maturity, interest rate and original issue date in authorized denominations as may be requested upon surrender of the registered Debt Securities to the registrar or a paying agent of the company as specified in the prospectus supplement and upon fulfillment of all other requirements of such agent.

     To the extent permitted by the terms of a series of Debt Securities authorized to be issued in registered form and bearer form, bearer Debt Securities may be exchanged for an equal aggregate principal amount of registered or bearer Debt Securities of the same series, date of maturity, interest rate and original issue date in such authorized denominations as may be requested upon delivery of the bearer Debt Securities with all unpaid coupons relating thereto to the registrar or a paying agent of the company as specified in the prospectus supplement and upon fulfillment of all other requirements of such agent. Registered Debt Securities will not be exchangeable for bearer Debt Securities.

COVENANTS

     Set forth below is a description of the principal covenants of the company and Newcourt contained in the indenture. The indenture does not restrict the company or Newcourt, other than as set forth below, from engaging in any highly leveraged transaction, reorganization, restructuring, merger or similar transaction, or from incurring additional indebtedness or causing its subsidiaries to incur additional indebtedness, any of which transactions could have a material adverse effect on the holders of the Debt Securities.

     CONSOLIDATION, MERGER, SALE OR CONVEYANCE OF ASSETS OF AT&T CAPITAL OR NEWCOURT. In the indenture, each of the company and Newcourt has agreed that it will not merge or consolidate with any other person or sell or convey all or substantially all of its assets to any person (other than a sale or conveyance to a Subsidiary (as defined below) of the company or the guarantor or any successor thereto (such a sale or conveyance being called an 'Asset Drop-Down')), unless:

          (1) either the company or the guarantor is the continuing person or the successor person which acquires by sale or conveyance substantially all the assets of the company or the guarantor (if other than the company or the guarantor) expressly assumes the due and punctual payment of the principal of and interest, if any, on all the Debt Securities, and the due and punctual performance and observance of all the covenants and conditions of the indenture and the guarantee to be performed or observed by the company or the guarantor, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such person and, if applicable, execution and delivery of a guaranty substantially in the form of the guarantee; and

          (2) the company, the guarantor or such successor person, as the case may be, is not, immediately after such merger or consolidation, or such sale or conveyance, in default in the performance of any such covenant or condition.

     In the case of any such consolidation, merger, sale or conveyance, and following such an assumption by the successor person, such person will succeed to and be substituted for the company or the guarantor, as applicable, with the same effect as if it had been named in the indenture or the guarantee, as applicable, and, in the case of any such sale or conveyance (other than a conveyance by way of lease), the company or the guarantor, as applicable, will be released and discharged from all obligations and covenants under the indenture and the Debt Securities or the guarantee, as applicable.

     In the event of any Asset Drop-Down after the date of the indenture, any subsequent sale or conveyance of assets by the Subsidiary of the company or the guarantor, as applicable, to which assets were transferred in such Asset Drop-Down (the 'Drop-Down Subsidiary') will be deemed to be a sale or conveyance of assets by the company or the guarantor for purposes of the covenant described above. (Sections 5.01 and 5.02)

     The term 'all or substantially all,' which appears in the foregoing covenant, is not defined in the indenture, and it does not have a precise established definition under applicable law. The application of the covenant may depend on the facts and circumstances of a particular transaction, including the qualitative as well as the quantitative aspects of such transaction. Accordingly, there may be uncertainty in connection with any particular transaction as to whether a sale or conveyance of all or substantially all of the assets of the company or the guarantor has occurred and thus as to whether the company or the guarantor has complied with this covenant. Because New York law governs the indenture, New York law will govern the interpretation of such term.

     LIMITATIONS ON LIENS. The indenture provides that the guarantor will not, nor will it permit any Restricted Subsidiary (as defined below) to, create or incur, or suffer to be incurred or to exist, any Lien (as defined below) on its or their property or assets, whether owned as of the date of the indenture or acquired afterward, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Restricted Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, without concurrently securing the due and punctual payment of the principal of, premium, if any, and the interest on all Debt Securities outstanding under the indenture equally and ratably with any and all other obligations and indebtedness secured by such Lien, so long as any such other obligations and indebtedness shall be so secured, and the guarantor covenants that if and when any such Lien is created, the Debt Securities outstanding under the indenture will be so secured thereby.

     The above provision does not, however, limit the right of the guarantor or any Restricted Subsidiary to create or incur, or suffer to be incurred or to exist, any one or more of the following Liens:

          (1) Liens for property taxes and assessments or governmental charges or levies which are not yet due and payable, or the amount, applicability or validity thereof is being contested by the guarantor or any Restricted Subsidiary on a timely basis in good faith and in appropriate proceedings, and the guarantor or such Restricted Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the guarantor or such Restricted Subsidiary, or the nonpayment of all such taxes, assessments, charges and levies in the aggregate would not reasonably be expected to have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the guarantor and its Restricted Subsidiaries taken as a whole and Liens securing claims or demands of mechanics and materialmen in each case incurred in the ordinary course of business for sums not yet due and payable or the non-payment of which would not reasonably be expected, individually or in the aggregate, to have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the guarantor and its Restricted Subsidiaries taken as a whole;

          (2) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the guarantor or a Restricted Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

          (3) Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and solicitors' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

          (4) Minor survey exceptions, or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the guarantor and the Restricted Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the guarantor and the Restricted Subsidiaries;

          (5) Liens securing Debt (as defined below) of a Restricted Subsidiary to the guarantor or to another Restricted Subsidiary;

          (6) Liens created to secure the payment of the purchase price incurred in connection with the acquisition of real or personal assets (other than Acquired Financing Assets (as defined below)) useful and intended to be used in carrying on the business of the guarantor or a Restricted Subsidiary, including Liens existing on such assets at the time of acquisition by the guarantor or a Restricted Subsidiary of any business entity then owning such assets, whether or not such existing Liens were given to secure the payment of the purchase price of such assets to which they attach so long as they were not incurred, extended or renewed in contemplation of such acquisition, provided that (A) the Lien attaches solely to such assets acquired or purchased, (B) at the time of acquisition of such assets, the aggregate amount remaining unpaid on all Debt secured by Liens on such assets whether or not assumed by the guarantor or a Restricted Subsidiary shall not exceed an amount equal to the lesser of the total purchase price or fair market value at the time of acquisition of such assets, and (C) any such Lien shall be created contemporaneously with, or within 120 days after, the acquisition of such property.

          (7) Liens on Acquired Financing Assets to secure Secured Subordinated Debt (as defined below) of the guarantor or the Restricted Subsidiaries arising in connection with the acquisition of such Acquired Financing Assets;

          (8) Liens securing Non-Recourse Debt of the guarantor or the Restricted Subsidiaries;

          (9) Liens created or incurred after December 15, 1998 upon any property (the 'Substitute Property') concurrently with the release of a comparable Lien on other property (the 'Released Property'), provided that:

           the fair market value of the Substitute Property shall not exceed the fair market value of the Released Property by more than 110%;

           the character and use of the Substitute Property shall be substantially equivalent to the character and use of the Released Property; and

           such substitution shall be without increase in the principal amount of the Debt remaining unpaid as of the date of such substitution which is to be secured by the Lien on such Substitute Property and such remaining unpaid principal amount of such Debt shall not exceed the aggregate fair market value of such Substitute Property and any other property securing such Debt;

          (10) Liens on property of, or on any shares of stock, other equity interests, or debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary;

          (11) Liens on property, shares of stock, other equity interests, or debt existing at the time of acquisition or repossession thereof by the guarantor or any Restricted Subsidiary;

          (12) Liens on physical property (or any Accounts Receivable) arising in connection with the lease thereof), shares of stock, other equity interests, or Debt acquired (or, in the case of physical property, constructed) after December 15, 1998, by the guarantor or any Restricted Subsidiary, which liens are created prior to, at the time of, or within one year after such acquisition (or, in the case of physical property, the completion of such construction or commencement of commercial operation of such property, whichever is later) to secure any Debt issued, incurred, assumed or guaranteed prior to, at the time of, or within one year after such acquisition (or such completion or commencement, whichever is later) or to secure any other debt issued, incurred, assumed or guaranteed at any time thereafter for the purpose of refinancing all or any part of such Debt;

          (13) Liens on Accounts Receivable of the guarantor or any Restricted Subsidiary arising from or in connection with transactions entered into by the guarantor or such Restricted Subsidiary after December 15, 1998, or on Accounts Receivable acquired by the guarantor or such Restricted Subsidiary after such date from others which liens are created prior to, at the time of, or after such Accounts Receivable arise or are acquired:

           as a result of any guarantee, repurchase or other contingent (direct or indirect) or recourse obligation of the guarantor or such Restricted Subsidiary in connection with the discounting, sale, assignment, transfer or other disposition of such Accounts Receivable or any interest therein; or

           to secure or provide for the payment of all or any part of the investment of the guarantor or such Restricted Subsidiary in any such Accounts Receivable (whether or not such Accounts Receivable are the Accounts Receivable on which such liens are created) or the purchase price thereof or to secure any Debt (including, without limitation, Non-Recourse Debt) issued, incurred, assumed or guaranteed for the purpose of financing or refinancing all or any part of such investment or purchase price;

          (14) any extension, renewal, or replacement of any Lien permitted by subsections (6), (7), (9), (10), (11), (12) and (13) above in respect of the same property theretofore subject to such

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
     Lien in connection with the extension, renewal or refinancing of the Debt secured thereby; provided that:

           such Lien shall be attached solely to the same such property or Substitute Property; and

           such extension, renewal or refinancing of such Debt shall be without increase in the principal remaining unpaid as of the date of such extension, renewal or refinancing.

          (15) Any other Liens (other than the Liens described in clauses
     (1)-(14)) which in the aggregate relate to Debt the aggregate amount of which does not exceed 10% of Consolidated Net Tangible Assets; and

          (16) any Lien approved by the Debt Security holders holding a majority in principal amount of the outstanding Debt Securities of each series. (Section 4.03)

     As used in the indenture:

          'Accounts Receivable' mean:

             (1) any accounts receivable (whether or not earned by performance), chattel paper, instruments, documents, general intangibles, trade acceptances, any other rights to receive installment, rental or other payments for, or relating to amounts due or to become due on account of equipment or goods sold or leased or to be sold or leased or services rendered or to be rendered or funds advanced or loaned or to be advanced or loaned and other rights to payment of any kind;

             (2) any proceeds of any of the foregoing; and

             (3) any interest in any property or asset of any kind (whether of the obligor under such Accounts Receivable or any other person) securing the payment of any item listed in clause (1) hereof. (Section 1.01)

          'Acquired Financing Assets' means assets (including, but not limited to, securities and receivables) of any person the acquisition of which was financed in accordance with the guarantor's credit policies and procedures manual approved from time to time by the board of directors. (Section 1.01).

          'Capitalized Lease' means any lease the obligation for Rentals with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP. (Section 1.01).

          'Capitalized Rentals' of any person means as of the date of any determination thereof the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which such person is a lessee would be reflected as a liability on a consolidated balance sheet of such person. (Section 1.01)

          'Consolidated Net Tangible Assets' means, at the date of any determination, the total assets appearing on the consolidated balance sheet of the guarantor and its Restricted Subsidiaries as at the end of the most recent fiscal quarter of the guarantor for which such balance sheet is available, prepared in accordance with generally accepted accounting principles, less:

             (1) all current liabilities (obligations whose liquidation is reasonably expected to occur within twelve months);

             (2) investments in and advances to Subsidiaries other than Restricted Subsidiaries or other entities accounted for on the equity method of accounting; and

             (3) Intangible Assets (as defined below). (Section 1.01)

          'Debt' of any person means all obligations of such person for money borrowed or which have been incurred in connection with the acquisition of assets which in accordance with GAAP shall be classified upon a balance sheet of such person as liabilities of such person, and in any event shall include, without duplication, all (1) Capitalized Rentals and (2) guaranties of obligations of others of the character referred to in this definition. (Section 1.01)

          'GAAP' means generally accepted accounting principles in Canada or the U.S., as applicable.

          'guaranties' by any person means all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other person (the 'Primary Obligor') in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such person:

             (1) to purchase such Indebtedness or obligation or any property or assets constituting security therefor;

             (2) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

             (3) to lease property or to purchase capital stock or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the Primary Obligor to make payment of the Indebtedness or obligation; or

             (4) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations under the indenture, a guaranty in respect of any Debt shall be deemed, without duplication, to be Indebtedness equal to the principal amount of such Debt which has been guaranteed, and a guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend. (Section 1.01)

          'Indebtedness' of any person means all obligations of such person which in accordance with GAAP shall be classified upon a balance sheet of such person as liabilities of such person; and in any event shall include:

             (1) all obligations of such person for borrowed money or which has been incurred in connection with the acquisition of property or assets;

             (2) all obligations secured by any Lien upon property or assets owned by such person, even though such person has not assumed or become liable for the payment of such obligations;

             (3) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property;

             (4) the face amount of all letters of credit issued for the account of such person and all drafts drawn thereunder;

             (5) Capitalized Rentals; and

             (6) guaranties of obligations of others of the character referred to in this definition. (Section 1.01)

          'Intangible Assets' means the value (net of any applicable reserves), as shown on or reflected in the guarantor's balance sheet, of: (1) all trade names, trademarks, licenses, patents, copyrights and goodwill; (2) organization and development costs; (3) deferred charges (other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized); and (4) unamortized debt discount and expense, less unamortized premium. (Section 1.01)

          'Lien' means any interest in property securing an obligation owed to, or a claim by, a person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term 'Lien' shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to shares, shareholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property. For purposes of the indenture, the guarantor or any Restricted Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other person for security purposes and such retention or vesting shall constitute a Lien. (Section 1.01)

          'Non-Recourse Debt' of the guarantor or any Restricted Subsidiary means any Debt of the guarantor or such Restricted Subsidiary, as the case may be, which is secured by any Lien on, or payable solely from the income and proceeds of, any property (including, without limiting the generality of such term, any Intangible Assets), shares of stock, other equity interests or debt of the guarantor or such Restricted Subsidiary, as the case may be, and which is not a general obligation of the guarantor or such Restricted Subsidiary, as the case may be. (Section 1.01)

          'Rentals' means as of the date of any determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the guarantor or a Restricted Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the guarantor or a Restricted Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called 'percentages leases' shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues. (Section 1.01)

          'Restricted Subsidiary' means the company and each Subsidiary (as defined below) of the guarantor organized under the laws of any State of the United States or the District of Columbia or Canada, no substantial portion of the business of which is carried on outside of the United States or Canada; provided that each Drop-Down Subsidiary shall be a Restricted Subsidiary. (Section 1.01).

          'Secured Subordinated Debt' means Subordinated Debt of any person which is secured by a Lien. (Section 1.01)

          'Subordinated Debt' means any Debt of any person which is subordinated in right of payment to the Debt (other than Unsecured Subordinated Debt) of such person, provided, however, that so long as no default has occurred and is continuing under any such Debt of such person, such person may make payments in connection with such Subordinated Debt as such payments become due. (Section 1.01)

          'Subsidiary' means any corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by any person and/or by one or more other Subsidiaries (including the company). 'Voting stock' means stock ordinarily having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency. (Section 1.01)

          'Unsecured Subordinated Debt' means all Subordinated Debt of any person other than Secured Subordinated Debt.

EVENTS OF DEFAULT, NOTICE AND WAIVER

     The indenture provides that, if an Event of Default specified therein in respect of any series of Debt Securities shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Debt Securities of such series may declare the principal of all the securities of such series to be due and payable. (Section 6.01)

     Events of Default in respect of the Debt Securities of any series are defined in the indenture as being: default for 90 days in payment of any interest installment when due; unless otherwise specified in the prospectus supplement with respect to the Debt Securities of any series, default in payment of principal of or premium, if any, on Debt Securities of such series when due; default for 90 days after written notice to the company by the Trustee or by the holders of not less than 25% in aggregate principal amount of the outstanding Debt Securities of such series in the performance of any other agreement in the Debt Securities or indenture in respect of such series; and certain events of bankruptcy, insolvency and reorganization of the company or the guarantor. (Section 6.01)

     The indenture provides that the company will, within 120 days after the close of each fiscal year, commencing with the first fiscal year following the issuance of any series of Debt Securities, file with the Trustee a certificate stating whether or not the company has complied with all conditions and covenants on its part contained in the indenture and, if not, specifying each default (without regard to any grace period or requirement of notice under the indenture) and the nature thereof. (Section 4.04)

     The indenture provides that the Trustee will, within 90 days after the occurrence of a default in respect of any series of Debt Securities, if such default is known to the Trustee, give to the holders of such series notice of all defaults known to it; provided that, except in the case of default in payment on any of the Debt Securities of such series, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such series. The term 'default' for the purpose of this provision means any event which is, or after notice or passage of time or both would be, an Event of Default. (Section 7.05)

     The indenture contains provisions entitling the Trustee, subject to the duty of the Trustee during an Event of Default in respect of any series of Debt Securities to act with the required standard of care, to refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it. (Section 7.01)

     The indenture provides that the holders of a majority in aggregate principal amount of the outstanding securities of any series affected (with each series voting as a separate class) may direct the time, method and place of conducting proceedings for remedies available to the Trustee, or exercising any trust or power conferred on the Trustee, in respect of such series. (Section 6.06)

     In certain cases, the holders of a majority in principal amount of the outstanding Debt Securities of a series may on behalf of the holders of all Debt Securities of such series waive any past default or Event of Default, or compliance with certain provisions of the indenture, except, among other things, a default in payment of the principal of, premium, if any, or interest on, any of the Debt Securities of such series. (Sections 6.01 and 6.06)

DISCHARGE AND DEFEASANCE

     Under terms satisfactory to the Trustee, the company may discharge certain obligations to holders of any series of Debt Securities issued under the indenture which have not already been delivered to the Trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee as trust funds an amount in cash sufficient to pay at maturity (or upon redemption) the principal of and interest on such Debt Securities. (Section 8.01)

     In the case of any series of Debt Securities with respect to which the exact amounts (including the currency of payment) of principal of and interest due on such series can be determined at the time of making the deposit referred to below (which include Debt Securities with a floating or variable rate of interest that cannot exceed a specified or determinable maximum rate), the company at its option may also (1) discharge any and all of its obligations to holders of such series of Debt Securities ('defeasance') on the 91st day after the conditions set forth below have been satisfied, but may not thereby avoid its duty to register the transfer or exchange of such series of Debt Securities, to replace any temporary, mutilated, destroyed, lost or stolen Debt Securities of such series or to maintain an office or agency in respect of such series of Debt Securities, or (2) be released with respect to such series of Debt Securities from the obligations imposed by the covenants described under 'Covenants' above ('covenant defeasance'). Defeasance and covenant defeasance may be effected only if, among other things, (1) the company irrevocably deposits with the Trustee as trust funds (a) money in an amount,
(b) in the case of Debt Securities payable only in U.S. Dollars, U.S. Governmental Obligations (as defined in the indenture) which through the payment of interest and principal in respect thereof will provide money in an amount, or
(c) a combination of (a) and (b), certified by a nationally recognized firm of independent public accountants to be sufficient to pay each installment of principal of and interest on all outstanding Debt Securities of such series on the dates such installments of principal and interest are due; and (2) the company delivers to the Trustee an opinion of independent counsel to the effect that the holders of such series of Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amount and in the same manner and at the same time as would have been the case if such defeasance or covenant defeasance had not occurred (which opinion may include or be based on a ruling to that effect received from or published by the Internal Revenue Service). (Section 8.02)

MODIFICATION OF THE INDENTURE

     The indenture contains provisions permitting the company, the guarantor and the Trustee, with the consent of the holders of a majority in principal amount of the outstanding Debt Securities of each series affected thereby (with such series voting as a separate class), to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or modifying the rights of the holders of Debt Securities of each such series, except that no such supplemental indenture may, without the consent of each holder affected, among other things, change the maturity of any Debt Securities, or change the principal amount thereof or change the rate or change the time of payment of interest thereon, make any Debt Security payable in money other than that stated in the Debt Security, or reduce the aforesaid percentage of outstanding Debt Securities required to approve any such supplemental indenture. (Section 9.02)

CONCERNING THE TRUSTEE

     The company may from time to time maintain lines of credit, and have other customary banking relationships, with The Chase Manhattan Bank, the Trustee under the indenture. In addition, The Chase Manhattan Bank is the trustee under the indentures dated as of April 9, 1990, and as of June 1, 1992, each as amended, among the company, AT&T Corp., AT&T Capital Holdings, Inc., a wholly-owned subsidiary of AT&T Corp., and The Chase Manhattan Bank, pursuant to which the company assumed and AT&T Corp. guaranteed certain medium and long-term debt issued by AT&T Capital Holdings, Inc. As of December 31, 1998, the aggregate outstanding principal amount of such medium and long-term debt was approximately U.S.$0.1 billion. Furthermore, The Chase Manhattan Bank is the trustee under the indenture dated as of July 1, 1993, between the company and The Chase Manhattan Bank pursuant to which the company has issued U.S.$11.4 billion aggregate principal amount of medium-term notes, the trustee under the indenture dated as of April 1, 1998, among the company, Newcourt and The Chase Manhattan Bank pursuant to which the company has issued U.S.$5.0 billion aggregate principal amount of medium-term notes, the trustee under the indenture dated as of December 15, 1998, between Newcourt and The Chase Manhattan Bank pursuant to which Newcourt has issued U.S.$0.3 billion aggregate principal amount of notes and the trustee under the indenture dated as of February 15, 1999, among the company, Newcourt and The Chase Manhattan Bank pursuant to which Newcourt has issued U.S.$1.0 billion aggregate principal amount of notes.

LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES

     In compliance with United States federal tax laws and regulations, bearer Debt Securities may not be offered or sold during the restricted period (as defined under 'General' above), or delivered in definitive form in connection with a sale during the restricted period, in the United

States or to United States persons other than to (a) the United States office of
(1) an international organization (as defined in Section 7701(a)(18) of the Code and the regulations thereunder), (2) a foreign central bank (as defined in
Section 895 of the Code and the regulations thereunder), or (3) any underwriter, agent, or dealer offering or selling bearer Debt Securities during the restricted period (a 'Distributor') pursuant to a written contract with the issuer or with another Distributor, that purchases bearer Debt Securities for resale or for its own account and agrees to comply with the requirements of
Section 165(j)(3)(A), (B), or (C) of the Code, or (b) the foreign branch of a United States financial institution purchasing for its own account or for resale, which institution agrees to comply with the requirements of Section 165
(j)(3)(A), (B), or (C) of the Code. In addition, a sale of a bearer Debt Security may be made during the restricted period to a United States person who acquired and holds the bearer Debt Security on the Certification Date through a foreign branch of a United States financial institution that agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code. Any Distributor (including an affiliate of a Distributor) offering or selling bearer Debt Securities during the restricted period must agree not to offer or sell bearer Debt Securities in the United States or to United States persons (except as discussed above) and must employ procedures reasonably designed to ensure that its employees or agents directly engaged in selling bearer Debt Securities are aware of these restrictions.

     Bearer Debt Securities and their interest coupons will bear the following legend: 'Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code.'

     Purchasers of bearer Debt Securities may be affected by certain limitations under United States tax laws. See the applicable prospectus supplement for a summary of material U.S. federal income tax consequences to United States persons investing in bearer Debt Securities.

     As used herein, 'United States person' means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, an estate the income of which is subject to United States federal income taxation regardless of its source and a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more United States persons have the authority to control all substantial decisions of the Trust, and 'United States' means the United States of America (including the States and the District of Columbia) and its possessions including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

                          DESCRIPTION OF THE WARRANTS

     The Debt Warrants, Currency Warrants, Index Warrants and Interest Rate Warrants are to be issued under separate warrant agreements (each a 'Warrant Agreement' and respectively a 'Debt Warrant Agreement,' a 'Currency Warrant Agreement,' an 'Index Warrant Agreement' and an 'Interest Rate Warrant Agreement') to be entered into between the company and one or more banks or trust companies, as warrant agent (each a 'Warrant Agent' and respectively a 'Debt Warrant Agent,' a 'Currency Warrant Agent,' an 'Index Warrant Agent' and an 'Interest Rate Warrant Agent'), all as shall be set forth in the prospectus supplement relating to the Warrants being offered thereby. A form of each type of Warrant Agreement, including a form of warrant certificate representing each type of Warrant (each a 'Warrant Certificate' and respectively a 'Debt Warrant Certificate,' a 'Currency Warrant Certificate,' an 'Index Warrant Certificate' and an 'Interest Rate Warrant Certificate'), reflecting the alternative provisions that may be included in the Warrant Agreements to be entered into with respect to particular offerings of Warrants, are herein incorporated by reference to exhibits to the Registration Statement of which this prospectus is a part. The descriptions contained herein of the Warrant Agreements and the Warrant Certificates and summaries of certain provisions of the Warrant Agreements and the Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the applicable Warrant Agreements and the Warrant Certificates, including the definitions therein of certain terms not otherwise defined in this prospectus. Wherever particular sections of, or terms defined in, the Warrant Agreements are referred to, such sections or defined terms are incorporated herein by reference.

     The particular terms of each issue of Warrants, as well as any modifications or additions to the general terms of the applicable Warrant Agreement or Warrant Certificate, will be described in the prospectus supplement relating to such Warrants. Accordingly, for a description of the terms of a particular issue of Warrants, reference must be made to the prospectus supplement relating thereto and to the descriptions set forth below.

DEBT WARRANTS

     The company may issue, together with Debt Securities, Currency Warrants, Index Warrants or Interest Rate Warrants, or separately, Debt Warrants for the purchase of Debt Securities. If any of the Debt Warrants are sold for foreign currencies or foreign currency units or if any series of Debt Warrants is exercisable in foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to such issue of Debt Warrants and such currencies or currency units will be set forth in the prospectus supplement relating thereto.

     If so specified in the prospectus supplement, the Debt Warrants may, in certain circumstances, be cancelled by the company prior to their expiration date and the holders thereof will be entitled to receive only the applicable Cancellation Amount. The Cancellation Amount may be either a fixed amount or an amount that varies during the term of the Debt Warrants in accordance with a schedule or formula.

GENERAL

     The prospectus supplement will describe the terms of any Debt Warrants offered thereby, the Debt Warrant Agreement relating to such Debt Warrants and the Debt Warrant Certificates representing such Debt Warrants, including the following:

          (1) the title of such Debt Warrants;

          (2) the aggregate amount of such Debt Warrants;

          (3) the initial offering price of such Debt Warrants;

          (4) the exercise price;

          (5) the currency or currency unit in which the initial offering price and/or the exercise price of such Debt Warrants is payable;

          (6) whether the Debt Warrants are to be issuable in registered or bearer form or both, and if in bearer form whether such Debt Warrants may be exchanged for Debt Warrants in registered form and the circumstances and places for such exchange, if permitted;

          (7) if applicable, the title and terms of related Debt Securities with which such Debt Warrants are issued, the number of such Debt Warrants issued with each such Debt Security and the date, if any, on and after which such Debt Warrants and such Debt Securities will be separately transferable;

          (8) the title, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of all such Debt Warrants;

          (9) the principal amount of Debt Securities purchasable upon exercise of each Debt Warrant and the price at which such principal amount of Debt Securities may be purchased upon such exercise;

          (10) the date on which the right to exercise such Debt Warrants shall commence and the date (the 'Debt Warrant Expiration Date') on which such right shall expire;

          (11) any minimum number of Debt Warrants which must be exercised at any one time, other than upon automatic exercise;

          (12) the maximum number, if any, of such Debt Warrants that may, subject to election by the company, be exercised by all owners (or by any person or entity) on any day;

          (13) any provisions for the automatic exercise of such Debt Warrants;

          (14) whether and under which circumstances such Debt Warrants may be cancelled by the company prior to expiration;

          (15) any other procedures and conditions relating to the exercise of such Debt Warrants;

          (16) the identity of the Debt Warrant Agent;

          (17) any national securities exchange on which such Debt Warrants will be listed;

          (18) provisions, if any, for issuing such Debt Warrants in certificated form;

          (19) if applicable, a discussion of certain United States federal income tax, accounting or other special considerations applicable thereto; and

          (20) any other terms of the Debt Warrants.

     Debt Warrant Certificates will be exchangeable for new Debt Warrant Certificates of different denominations and, if in registered form, may be presented for registration of transfer and Debt Warrants may be exercised at the corporate trust office of the Debt Warrant Agent or any other office indicated in the prospectus supplement relating thereto (Section 3.1). Prior to the exercise of Debt Warrants, holders of Debt Warrants will not be entitled to payments of principal of (or premium, if any) or interest, if any, on the Debt Securities purchasable upon such exercise, or to enforce any of the covenants in the indenture (Section 4.1).

EXERCISE OF DEBT WARRANTS

     Unless otherwise provided in the prospectus supplement, each Debt Warrant will entitle the holder thereof to purchase for cash such principal amount of Debt Securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the Debt Warrants offered thereby (Section 2.1). Debt Warrants may be exercised at any time up to the close of business on the Debt Warrant Expiration Date specified in the prospectus supplement relating to the Debt Warrants offered thereby. After the close of business on the Debt Warrant Expiration Date (or such later date to which such Debt Warrant Expiration Date may be extended by the company), unexercised Debt Warrants will become void (Section 2.2).

     Debt Warrants may be exercised as set forth in the prospectus supplement relating to the Debt Warrants offered thereby. Upon receipt of payment and the Debt Warrant Certificate properly completed and duly executed at the corporate trust office of the Debt Warrant Agent or

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
any other office indicated in the prospectus supplement, the company will, as soon as practicable, forward to the person entitled thereto the Debt Securities purchasable upon such exercise. If fewer than all the Debt Warrants represented by such Debt Warrant Certificate are exercised, a new Debt Warrant Certificate will be issued for the remaining amount of Debt Warrants (Section 2.3).

OTHER INFORMATION

     Other important information concerning Debt Warrants is set forth below under 'Certain Items Applicable to All Warrants -- Modifications,' ' -- Merger, Consolidation, Sale or Other Disposition' and ' -- Enforceability of Rights by Beneficial Owner; Governing Law.'

CURRENCY WARRANTS

     The company may issue, together with Debt Securities, Debt Warrants, Index Warrants or Interest Rate Warrants, or separately, Currency Warrants

          (a) in the form of Currency Put Warrants, entitling the owners thereof to receive from the company the Currency Warrant Cash Settlement Value (as shall be defined in the prospectus supplement) of the right to sell a specified amount of one currency (whether U.S. dollars or a foreign currency or foreign currency unit) (a 'Base Currency') for a specified amount of a different currency (whether U.S. dollars or a foreign currency or foreign currency unit) (a 'Reference Currency'),

          (b) in the form of Currency Call Warrants, entitling the owners thereof to receive from the company the Currency Warrant Cash Settlement Value of the right to purchase a specified amount of a Base Currency for a specified amount of a Reference Currency, or

          (c) in such other form as shall be specified in the related prospectus supplement. The prospectus supplement for an issue of Currency Warrants will set forth the formula pursuant to which the Currency Warrant Cash Settlement Value will be determined, including any multipliers, if applicable.

     The prospectus supplement will describe the terms of any Currency Warrants offered thereby, the Currency Warrant Agreement relating to such Currency Warrants and the Currency Warrant Certificates representing such Currency Warrants, including the following:

          (1) the title of such Currency Warrants;

          (2) the aggregate amount of such Currency Warrants;

          (3) the initial offering price of such Currency Warrants;

          (4) the exercise price, if any;

          (5) the currency or currency unit in which the initial offering price, the exercise price, if any, and the Currency Warrant Cash Settlement Value of such Currency Warrants is payable;

          (6) the Base Currency and the Reference Currency for such Currency Warrants;

          (7) whether such Currency Warrants shall be Currency Put Warrants, Currency Call Warrants or otherwise;

          (8) the formula for determining the Currency Warrant Cash Settlement Value, if applicable, of each Currency Warrant;

          (9) whether and under what circumstances a minimum and/or maximum expiration value is applicable upon the expiration or exercise of such Currency Warrants;

          (10) the effect or effects, if any, of the occurrence of a Market Disruption Event or Force Majeure Event (each as defined in the Currency Warrant Agreement);

          (11) the date on which the right to exercise such Currency Warrants shall commence and the date (the 'Currency Warrant Expiration Date') on which such right shall expire;

          (12) any minimum number (or maximum number) of Currency Warrants which must be exercised at any one time, other than upon automatic exercise;

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          (13) the maximum number, if any, of such Currency Warrants that may, subject to election by the company, be exercised by all owners (or by any person or entity) on any day;

          (14) any provisions for the automatic exercise of such Currency Warrants other than at expiration;

          (15) whether and under what circumstances such Currency Warrants may be cancelled by the company prior to their expiration date;

          (16) any provisions permitting a Holder to condition any notice of exercise on the absence of certain specified changes in the Spot Rate (as defined in the Currency Warrant Agreement);

          (17) any other procedures and conditions relating to the exercise of such Currency Warrants;

          (18) the identity of the Currency Warrant Agent;

          (19) any national securities exchange on which such Currency Warrants will be listed;

          (20) provisions, if any, for issuing such Currency Warrants in certificated form;

          (21) if such Currency Warrants are not issued in book-entry form, the place or places at which payments in respect of such Currency Warrants are to be made by the company;

          (22) if applicable, a discussion of certain United States federal income tax, accounting or other special considerations applicable thereto; and

          (23) any other terms of such Currency Warrants.

     Other important information concerning Currency Warrants is set forth below under 'Certain Items Applicable to All Warrants -- Modifications,' ' -- Merger, Consolidation, Sale or Other Disposition' and ' -- Enforceability of Rights by Beneficial Owner; Governing Law' and 'Certain Items Applicable to Currency Warrants, Index Warrants and Interest Rate Warrants -- Exercise of Warrants,'
' -- Market Disruption and Force Majeure Events,' ' -- Settlement Currency' and ' -- Listing.'

INDEX WARRANTS

     The company may issue, together with Debt Securities, Debt Warrants, Currency Warrants or Interest Rate Warrants, or separately, Index Warrants

          (a) in the form of Index Put Warrants, entitling the owners thereof to receive from the company the Index Cash Settlement Value (as shall be defined in the prospectus supplement) in cash, which amount will be determined by reference to the amount, if any, by which the Fixed Amount (as shall be defined in the prospectus supplement) at the time of exercise exceeds the Index Value (as shall be defined in the prospectus supplement),

          (b) in the form of Index Call Warrants, entitling the owners thereof to receive from the company the Index Cash Settlement Value in cash, which amount will be determined by reference to the amount, if any, by which the Index Value at the time of exercise exceeds the Fixed Amount,

          (c) in the form of Index Spread Warrants, entitling the owners thereof to receive from the company the Index Cash Settlement Value in cash, which amount will be determined by reference to the amount, if any, by which the Reference Index Value (as shall be defined in the prospectus supplement) at the time of exercise exceeds the Base Index Value (as shall be defined in the prospectus supplement) or

          (d) in such other form as shall be specified in the related prospectus supplement. The prospectus supplement for an issue of Index Warrants will set forth the formula pursuant to which the Index Cash Settlement Value will be determined, including any multipliers, if applicable.

     The prospectus supplement will describe the terms of Index Warrants offered thereby, the Index Warrant Agreement relating to such Index Warrants and the Index Warrant Certificate representing such Index Warrants, including the following:

          (1) the title of such Index Warrants;

          (2) the aggregate amount of such Index Warrants;

          (3) the initial offering price of such Index Warrants;

          (4) the exercise price, if any;

          (5) the currency or currency unit in which the initial offering price, the exercise price, if any, and the Index Cash Settlement Value of the Index Warrants is payable;

          (6) the Index or Indices for such Index Warrants, which may be based on one or more U.S. or foreign stocks, bonds, or other securities, one or more U.S. or foreign interest rates, one or more currencies or currency units, or any combination of the foregoing, and may be a preexisting U.S. or foreign index compiled and published by a third party or an index based on one or more securities, interest rates or currencies selected by the company solely in connection with the issuance of such Index Warrants, and certain information regarding such Index or Indices and the underlying securities, interest rates or currencies or currency units (including, to the extent possible, the policies of the publisher of the Index with respect to additions, deletions and substitutions of such securities, interests rates or currencies or currency units);

          (7) whether such Index Warrants shall be Index Put Warrants, Index Call Warrants, Index Spread Warrants or otherwise;

          (8) the method of providing for a substitute Index or Indices or otherwise determining the amount payable in connection with the exercise of such Index Warrants if any Index changes or ceases to be made available by its publisher, which determination will be made by an independent expert;

          (9) the formula for determining the Index Cash Settlement Value, if applicable, of each Index Warrant;

          (10) whether and under what circumstances a minimum and/or maximum expiration value is applicable upon the expiration or exercise of such Index Warrants;

          (11) the effect or effects, if any, of the occurrence of a Market Disruption Event or Force Majeure event (each as defined in the Index Warrant Agreement);

          (12) the date on which the right to exercise such Index Warrants shall commence and the date (the 'Index Warrant Expiration Date') on which such right shall expire;

          (13) any minimum number of Index Warrants which must be exercised at any one time, other than upon automatic exercise;

          (14) the maximum number if any, of such Index Warrants that may, subject to election by the company, be exercised by all owners (or by any person or entity) on any day;

          (15) any provisions for the automatic exercise of such Index Warrants other than at expiration;

          (16) whether and under what circumstances such Index Warrants may be cancelled by the company prior to their expiration date;

          (17) any provisions permitting a Holder to condition any notice of exercise on the absence of certain specified changes in the Index Value, the Base Index Value or the Referenced Index Value after the date of exercise;

          (18) any other procedures and conditions relating to the exercise of such Index Warrants;

          (19) the identity of the Index Warrant Agent;

          (20) any national securities exchange on which such Index Warrants will be listed;

          (21) provisions, if any, for issuing such Index Warrants in certificated form;

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
          (22) if such Index Warrants are not issued in book-entry form, the place or places at which payments in respect of such Index Warrants are to be made by the company;

          (23) if applicable, a discussion of certain United States federal income tax, accounting or other special considerations applicable thereto; and

          (24) any other terms of such Index Warrants.

     Other important information concerning Index Warrants is set forth below under 'Certain Items Applicable to All Warrants -- Modifications,' ' -- Merger, Consolidation, Sale or Other Disposition' and ' -- Enforceability of Rights by Beneficial Owner; Governing Law' and 'Certain Items Applicable to Currency Warrants, Index Warrants and Interest Rate Warrants -- Exercise of Warrants,'
' -- Market Disruption and Force Majeure Events,' ' -- Settlement Currency' and ' -- Listing.'

INTEREST RATE WARRANTS

     The company may issue, together with Debt Securities, Debt Warrants, Currency Warrants or Index Warrants, or separately, Interest Rate Warrants

          (a) in the form of Interest Rate Put Warrants, entitling the owners thereof to receive from the company the Interest Rate Cash Settlement Value (as shall be defined in the prospectus supplement) in cash, which amount will be determined by reference to the amount, if any, by which the Spot Amount (as shall be defined in the prospectus supplement) is less than the Strike Amount (as shall be defined in the prospectus supplement) on the applicable valuation date following exercise,

          (b) in the form of Interest Rate Call Warrants, entitling the owners thereof to receive from the company the Interest Rate Cash Settlement Value in cash, which amount will be determined by reference to the amount, if any, by which the Spot Amount on the applicable valuation date following exercise exceeds the Strike Amount or

          (c) in such other form as shall be specified in the related prospectus supplement. The prospectus supplement for an issue of Interest Rate Warrants will set forth the formula pursuant to which the Interest Rate Cash Settlement Value will be determined, including any multipliers, if applicable. The Strike Amount may either be a fixed yield, price or rate of a Sovereign Debt Instrument, a Rate or any combination of Sovereign Debt Instruments and/or Rates or a yield, price or rate that varies during the term of the Interest Rate Warrants in accordance with a schedule or formula. The Sovereign Debt Instrument will be one or more instruments specified in the applicable prospectus supplement issued either by the United States government or by a foreign government. The Rate will be one or more interest rates or interest rate swap rates established from time to time by one or more financial institutions specified in the applicable prospectus supplement.

     The prospectus supplement will describe the terms of Interest Rate Warrants offered thereby, the Interest Rate Warrant Agreement relating to such Interest Rate Warrants and the Interest Rate Warrant Certificate representing such Interest Rate Warrants, including the following:

          (1) the title of such Interest Rate Warrants;

          (2) the aggregate amount of such Interest Rate Warrants;

          (3) the initial offering price of such Interest Rate Warrants;

          (4) the exercise price, if any;

          (5) the currency or currency unit in which the initial offering price, the exercise price, if any, and the Interest Rate Cash Settlement Value of such Interest Rate Warrants is payable;

          (6) the Sovereign Debt Instrument (which may be one or more debt instruments issued either by the United States government or by a foreign government), the Rate (which may be one or more interest rates or interest rate swap rates established from time to time by one or more specified financial institutions) or the other yield, price or rate utilized for such Interest

     Rate Warrants, and certain information regarding such Sovereign Debt Instrument, Rate or such other yield, price or rate;

          (7) whether such Interest Rate Warrants shall be Interest Rate Put Warrants, Interest Rate Call Warrants or otherwise;

          (8) the Strike Amount, the method of determining the Spot Amount and the method of expressing movements in the yield or closing price of the Sovereign Debt Instrument or in the level of the Rate or such other yield, price or rate as a cash amount in the currency in which the Interest Rate Cash Settlement Value of such Warrants is payable;

          (9) the formula for determining the Interest Rate Cash Settlement Value, if applicable, of each Interest Rate Warrant;

          (10) whether and under what circumstances a minimum and/or maximum expiration value is applicable upon the expiration or exercise of such Interest Rate Warrants;

          (11) the effect or effects, if any, of the occurrence of a Market Disruption Event or Force Majeure Event (each as defined in the Interest Rate Warrant Agreement);

          (12) the date on which the right to exercise such Interest Rate Warrants shall commence and the date (the 'Interest Rate Warrant Expiration Date') on which such right shall expire;

          (13) any minimum number of Interest Rate Warrants which must be exercised at any one time, other than upon automatic exercise;

          (14) the maximum number, if any, of such Interest Rate Warrants that may, subject to elections by the company, be exercised by all owners (or by any person or entity) on any day;

          (15) any provisions for the automatic exercise of such Interest Rate Warrants other than at expiration;

          (16) whether and under what circumstances such Interest Rate Warrants may be cancelled by the company prior to their expiration date;

          (17) any provisions permitting a Holder to condition any notice of exercise on the absence of certain specified changes in the Spot Amount after the date of exercise;

          (18) any other procedures and conditions relating to the exercise of such Interest Rate Warrants;

          (19) the identity of the Interest Rate Warrant Agent;

          (20) any national securities exchange on which such Interest Rate Warrants will be listed;

          (21) provisions, if any, for issuing such Interest Rate Warrants in certificated form;

          (22) if such Interest Rate Warrants are not issued in book-entry form, the place or places at which payments in respect of such Interest Rate Warrants are to be made by the company;

          (23) if applicable, a discussion of certain United States federal income tax, accounting or other special considerations applicable thereto; and;

          (24) any other terms of such Interest Rate Warrants.

     Other important information concerning Interest Rate Warrants is set forth below under 'Certain Items Applicable to All Warrants -- Modifications,'
' -- Merger, Consolidation, Sale or Other Disposition' and ' -- Enforceability of Rights by Beneficial Owner; Governing Law' and 'Certain Items Applicable to Currency Warrants, Index Warrants and Interest Rate Warrants -- Exercise of Warrants,' ' -- Market Disruption and Force Majeure Events,' ' -- Settlement Currency' and ' -- Listing.'

CERTAIN ITEMS APPLICABLE TO ALL WARRANTS

     MODIFICATIONS. Each Warrant Agreement and the terms of each issue of Warrants may be amended by the company and the applicable Warrant Agent, without the consent of the beneficial owners or the registered holders, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or in any other manner which the company may deem necessary or desirable and which will not materially adversely affect the interests of the beneficial owners of the then outstanding unexercised Warrants (Section 6.1).

     The company and the applicable Warrant Agent may also modify or amend the applicable Warrant Agreement and the terms of the related Warrants, with the consent of the beneficial owners of not less than a majority in number of the then outstanding unexercised Warrants affected, provided that no such modification or amendment that reduces the amount receivable upon exercise, shortens the period of time during which the Warrants may be exercised, increases the minimum or decreases the maximum number of Warrants that may be exercised by or on behalf of any one beneficial owner at any one time, changes the formula for determining the Cash Settlement Value or otherwise materially and adversely affects the exercise rights of the owners or reduces the number of outstanding Warrants the consent of whose beneficial owners is required for modification or amendment of the applicable Warrant Agreement or the terms of the Warrants may be made without the consent of each beneficial owner affected thereby (Section 6.1).

     MERGER, CONSOLIDATION, SALE OR OTHER DISPOSITION. The company will covenant in the Warrant Agreements that it will not merge or consolidate with any other corporation or sell or convey all or substantially all its assets to any person (other than an Asset Drop-Down (as defined under 'Description of the Debt Securities -- Covenants -- Consolidation, Merger, Sale or Conveyance of Assets of the company')), unless (1) either the company is the continuing corporation or the successor corporation or the person which acquires substantially all the assets of the company (if other than the company) expressly assumes the due and punctual performance and observance of all the covenants and conditions of each Warrant Agreement to be performed or observed by the company, by amendment to the Warrant Agreements satisfactory to the respective Warrant Agents, executed and delivered to the Warrant Agents by such corporation, and (2) the company or such successor corporation, as the case may be, is not, immediately after such merger or consolidation, or such sale or conveyance, in default in the performance of any such covenant or condition. In the case of any such consolidation, merger, sale or conveyance, and following such an assumption by the successor corporation, such successor corporation will succeed to and be substituted for the company, with the same effect as if it had been named in the Warrant Agreements, and, in the case of any such sale or conveyance, the company will be released and discharged from all obligations and covenants under the Warrant Agreements and the Warrants. In the event of any Asset Drop-Down after the date of any Warrant Agreement, any subsequent sale or conveyance of assets by the Drop-Down Subsidiary will be deemed to be a sale or conveyance of assets by the company for purposes of the covenant described in this paragraph. The term 'substantially all,' which appears in the foregoing covenant, is not defined in the Warrant Agreements and a precise explanation of such term is not feasible. The company will interpret such term in any particular situation in light of all then existing facts and circumstances.

     ENFORCEABILITY OF RIGHTS BY BENEFICIAL OWNER; GOVERNING LAW. Each Warrant Agent will act solely as an agent of the company in connection with the issuance and exercise of the applicable Warrants and will not assume any obligation or relationship of agency or trust for or with any owner of a beneficial interest in any Warrant or with the registered holder thereof (Sections 5.2). A Warrant Agent shall have no duty or responsibility in the case of any default by the company in the performance of its covenants or agreements under the applicable Warrant Agreement or Warrant Certificate, except as provided in the applicable Debt Warrant Agreement, including, without limitation, any duty or responsibility to initiate any proceedings at law or otherwise or to make any demand upon the company (Section 5.2). Beneficial owners may, without the consent of the applicable Warrant Agent, enforce by appropriate legal action, on their own behalf, their right to exercise their Warrants, to receive Debt Securities, in the case of Debt Warrants, and to receive payment, if any, for their Warrants, in the case of Currency Warrants, Index Warrants or Interest Rate Warrants (Section 3.3 of the Debt Warrant Agreement and Section 3.1 of each other Warrant Agreement).

     Except as may otherwise be provided in the prospectus supplement relating thereto, each issue of Warrants and the applicable Warrant Agreement will be governed by and construed in

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accordance with the law of the State of New York (Section 6.7 of the Debt
Warrant Agreement and Section 6.5 of each other Warrant Agreement).

CERTAIN ITEMS APPLICABLE TO CURRENCY WARRANTS, INDEX WARRANTS AND INTEREST RATE WARRANTS

     EXERCISE OF WARRANTS. Except as may otherwise be provided in the applicable prospectus supplement relating thereto, (a) each Currency Warrant, Index Warrant and Interest Rate Warrant will entitle the owner, upon payment of the exercise price, if any, to the applicable Cash Settlement Value of such Warrant, on the applicable Exercise Date, in each case as such terms will further be defined in the applicable prospectus supplement relating thereto (Sections 1.1 and 2.2) and
(b) if not exercised prior to 1:30 p.m., New York City time, on the Business Day preceding the applicable Warrant Expiration Date, the Warrants will be deemed automatically exercised on such Warrant Expiration Date (Section 2.3). As described below, Currency Warrants, Index Warrants and Interest Rate Warrants may also be deemed to be automatically exercised if they are delisted. Procedures for exercise of the Currency Warrants, Index Warrants and Interest Rate Warrants will be set forth in the applicable prospectus supplement.

     MARKET DISRUPTION AND FORCE MAJEURE EVENTS. If so specified in the applicable prospectus supplement, following the occurrence of a Market Disruption Event or Force Majeure Event (as each term shall be defined therein), the Cash Settlement Value of a Currency Warrant, an Index Warrant or an Interest Rate Warrant may be determined on a different basis than under normal exercise of a Warrant or the determination of the applicable Cash Settlement Value. In addition, if so specified in the applicable prospectus supplement, Currency Warrants, Index Warrants and Interest Rate Warrants may, in certain circumstances, be cancelled by the company prior to the expiration date and the holders thereof will be entitled to receive only the applicable Cancellation Amount. The Cancellation Amount may be either a fixed amount or an amount that varies during the term of the Warrants in accordance with a schedule or formula.

     SETTLEMENT CURRENCY. Currency Warrants, Index Warrants and Interest Rate Warrants will be settled only in U.S. dollars (unless settlement in a foreign currency is specified in the applicable prospectus supplement and is permissible under securities exchange rules approved by the Commission) and accordingly will not require or entitle an owner to sell, deliver, purchase, or take delivery of the currency, security or other instrument underlying such Warrants. If any of the Currency Warrants, Index Warrants or Interest Rate Warrants are sold for, or if the exercise price, if any, is payable in, foreign currencies or foreign currency units or if the amount payable by the company in respect of any series of Currency Warrants, Index Warrants or Interest Rate Warrants is payable in foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to such issue of Warrants and such currencies or currency units will be set forth in the prospectus supplement relating thereto.

     LISTING. Unless otherwise provided in the prospectus supplement, each issue of Currency Warrants, Index Warrants and Interest Warrants will be listed on a national securities exchange, as specified in the applicable prospectus supplement, subject only to official notice of issuance, as a pre-condition to the sale of any such Warrants. It may be necessary in certain circumstances for such national securities exchange to obtain the approval of the Commission in connection with any such listing. In the event that such Warrants are delisted from, or permanently suspended from trading on, such exchange, and at or prior to such delisting or suspension, such Warrants shall not have been listed on another national securities exchange, any such Warrants not previously exercised will be deemed automatically exercised on the date such delisting or permanent trading suspension becomes effective (Sections 2.3). The applicable Cash Settlement Value to be paid in such event will be as set forth in the applicable prospectus supplement. The company will notify holders of such Warrants as soon as practicable of such delisting or permanent trading suspension. The applicable Warrant Agreement will contain a covenant of the company not to seek delisting of such Warrants from or permanent suspension of their trading on, such exchange (Section 2.4 of the Currency Warrant Agreement and the Interest Rate Warrant Agreement and Section 2.5 of the Index Warrant Agreement).

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                         DESCRIPTION OF THE GUARANTEES

     Newcourt will provide an irrevocable unconditional guarantee of payment of principal, premium, if any, and interest on the Debt Securities. Newcourt will also provide an irrevocable unconditional guarantee of payment of all obligations of the company under the terms of the Warrants. Such guarantees will be unsecured obligations of Newcourt and will rank pari passu (equal in right of payment) with all other unsecured and unsubordinated indebtedness of Newcourt. At December 31, 1998, Newcourt's consolidated indebtedness was approximately $11.6 billion (C$18.0 billion). Such guarantee will, however, be effectively subordinate (with respect to the assets of Newcourt's subsidiaries) to the indebtedness and other liabilities of such subsidiaries other than AT&T Capital. At December 31, 1998, such indebtedness and other liabilities (including those of AT&T Capital) aggregated approximately $10.7 billion (C$16.7 billion).

                               GLOBAL SECURITIES

     The Securities of a series may be issued in whole or in part in the form of one or more global Securities that will be deposited with or on behalf of a depositary identified in the prospectus supplement relating to such series. Global Securities representing Debt Securities or Debt Warrants may be issued in either registered or bearer form. Global Securities representing Currency Warrants, Index Warrants or Interest Rate Warrants will be issued in registered form only. Global Securities may be issued in either temporary or permanent form.

     The specific terms of the depositary arrangement with respect to any Securities of a series will be described in the prospectus supplement relating to such series. The company anticipates that the following provisions will apply to all depositary arrangements.

     Unless otherwise specified in the prospectus supplement, Securities which are to be represented by a global Security in registered form to be deposited with or on behalf of a depositary will be registered in the name of such depositary or its nominee. Upon the issuance of a global Security in registered form, the depositary for such global Security will credit the respective principal amounts, in the case of Debt Securities, and the respective number of warrants, in the case of Warrants represented by such global Security, to the accounts of institutions that have accounts with such depositary or its nominee ('participants'). The accounts to be credited shall be designated by the underwriters or agents of such Securities, or by the company if such Securities are offered and sold directly by the company. Ownership of beneficial interests in such global Securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in such global Securities will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary or its nominee for such global Security. Ownership of beneficial interests in global Securities by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global Security.

     So long as the depositary for a global Security in registered form, or its nominee, is the registered owner of such global Security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Securities represented by such global Security for all purposes under the indenture, in the case of Debt Securities, or under the applicable Warrant Agreement, in the case of Warrants, governing such Securities. Except as set forth below or as the company may otherwise agree in its sole discretion, owners of beneficial interests in such global Security will not be entitled to have Securities of the series represented by such global Security registered in their names, will not receive or be entitled to receive physical delivery of Securities of such series in definitive form and will not be considered the owners or holders thereof under the indenture, in the case of Debt Securities, or under the applicable Warrant Agreement, in the case of Warrants.

     Payments in respect of Securities registered in the name of or held by a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner or the holder of the global Security. None of the company, the Trustee or applicable Warrant Agent, any Paying Agent or any Security Registrar (the 'Security Registrar') for such Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     The company expects that the depositary for a permanent global Security in registered form, upon receipt of any payment in respect of a permanent global Security, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in such global Security as shown on the records of such depositary. The company also expects that payments by participants to owners of beneficial interests in such global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in 'street name,' and will be the responsibility of such participants.

     A global Security in registered form may not be transferred except as a whole by the depositary for such global Security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or nominee or a nominee of such successor. If a depositary for a permanent global Security in registered form is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the company within 90 days, the company will issue Securities in definitive registered form in exchange for the global Security representing such Securities. In addition, the company may at any time and in its sole discretion determine not to have any Securities of a series in registered form represented by one or more global Securities and, in such event, will issue Securities of such series in definitive form in exchange for all the global Securities representing such Series. Further, if the company so specifies with respect to the Securities of a series or otherwise consents in its sole discretion, an owner of a beneficial interest in a global Security representing Securities of such series may, on terms acceptable to the company and the depositary for such global Security, receive Securities of such series in definitive form. In any such instance, an owner of a beneficial interest in a global Security will be entitled to physical delivery in definitive form of Securities of the series represented by such global Security equal in principal amount, in the case of Debt Securities, or number, in the case of Warrants, to such beneficial interest and to have such Securities registered in its name (if the Securities of such series are issuable as registered securities). Unless otherwise specified by the company, Securities of such series so issued in definitive form will be issued either as registered or bearer securities (if the Securities of such series are issuable in such form) and in authorized denominations, in the case of Debt Securities, or in authorized numbers, in the case of Warrants, as specified in the applicable prospectus supplement. See, however, 'Description of the Debt Securities -- Limitations on Issuance of Bearer Debt Securities' for a description of certain restrictions on the issuance of a bearer Debt Security in definitive form in exchange for an interest in a global Security.

BEARER DEBT SECURITIES

     If so specified in the prospectus supplement, pending the availability of a permanent global Security, all or any portion of the Debt Securities of a series which may be issuable as bearer Debt Securities will initially be represented by one or more temporary global Securities, without interest coupons, to be deposited with a common depositary in London for Morgan Guaranty Trust company of New York, Brussels Office, as operator of the Euroclear System ('Euroclear') and Cedel Bank, societe anonyme ('Cedel Bank') for credit to the designated accounts. The interests of the beneficial owner or owners in such a temporary global Security in bearer form will be exchangeable for definitive bearer Debt Securities (including interests in a permanent global Security in bearer form), representing Debt Securities having the same interest rate and stated maturity, but only upon written certification in the form and to the effect described under

'Description of the Debt Securities -- General' unless such certification has been provided on an earlier interest payment date. The beneficial owner of a Debt Security represented by a temporary global Security in bearer form or a permanent global Security in bearer form may, on or after the applicable exchange date and upon 30 days' notice to the Trustee given through Euroclear or Cedel Bank, exchange its interest for definitive bearer Debt Securities or, if specified in the prospectus supplement, definitive registered Debt Securities of any authorized denomination. No bearer Debt Security delivered in exchange for a temporary global Security or a permanent global Security shall be mailed or otherwise delivered to any location in the United States in connection with such exchange.

     Unless otherwise specified in the prospectus supplement, interest in respect of any portion of such a temporary global Security in bearer form payable in respect of an Interest Payment Date occurring prior to the issuance of a permanent global Security in bearer form will be paid to each of Euroclear and Cedel Bank with respect to the portion of the temporary global Security in bearer form held for its account. Each of Euroclear and Cedel Bank will undertake in such circumstances to credit such interest received by it in respect of a temporary global Security in bearer form to the respective accounts for which it holds such temporary global Security in bearer form as of the relevant Interest Payment Date, but only upon receipt in each case of written certification, in the form and to the effect described under 'Description of Debt Securities -- General.'

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     A summary of the material United States federal income tax consequences to persons investing in Securities will be set forth in the prospectus supplement. This summary in the prospectus supplement will be presented for information purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. Prospective purchasers of Securities are urged to consult their own tax advisors prior to any acquisition of Securities.

                              PLAN OF DISTRIBUTION

     We may sell any of the Securities in three ways: (1) directly to purchasers, (2) through agents, and (3) through dealers or underwriters in a public offering by them.

     We may distribute the Securities from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     The prospectus supplement with respect to an offering of Securities will set forth the terms of the Securities offered, including the name or names of any underwriters, dealer or agents; the purchase price of the Securities offered and the proceeds to us from such sale; the place and time of delivery for the Securities offered; and any underwriting discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such offered Securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Offers to purchase the Securities may be solicited directly by us or by agents designated by us from time to time. The prospectus supplement for the offer or sale of the Securities in respect of which this prospectus is delivered will name any such agent and any commissions payable by us to such agent. Unless the prospectus supplement states otherwise, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Agents may be deemed to be an underwriter as that term is defined in the Securities Act for any Securities so offered and sold.

     If a dealer is utilized in the sale of the Securities in respect of which this prospectus is delivered, we will sell such Securities to the dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter as that term is defined in the Securities Act for any Securities so offered and sold.

     If the sale is accomplished by means of an underwritten offering, we will enter into an underwriting agreement with an underwriter or underwriters at the time of sale to them, and the names of the underwriters and the terms of the transaction will be set forth in the prospectus supplement, which, together with this prospectus, will be used by the underwriters to make resales of the Securities. Securities offered in an underwritten offering may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. Unless the prospectus supplement states otherwise, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of offered Securities will be obligated to purchase all such offered Securities if any are purchased.

     Agents, dealers or underwriters may be entitled under agreements with us to be indemnified by us against certain civil liabilities, including liabilities under the Securities Act.

     If so stated in the prospectus supplement, we will authorize agents and underwriters to solicit offers by certain institutions to purchase Securities from us pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, educational and charitable institutions, and other institutions, but shall in all cases be subject to our approval. Except as otherwise provided in the prospectus supplement, such contracts will not be subject to any conditions except that the purchase by an institution of the Securities covered by such contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. The prospectus supplement will state the commission that we will pay to agents and underwriters for soliciting purchases of the Securities pursuant to such contracts we have accepted.

     Agents, dealers or underwriters may be customers of, engage in other transactions with or perform other services for us in the ordinary course of business.

                             VALIDITY OF SECURITIES

     The validity of the Securities will be passed upon for the company by Wilentz, Goldman & Spitzer, P.A., Woodbridge, New Jersey, for Newcourt by John
P. Stevenson, Corporate Secretary, and/or one or more of its Assistant General Counsels, and for any agent, dealer or underwriter by Chapman and Cutler, Chicago, Illinois. Such opinions will be conditioned upon, and subject to certain assumptions regarding, future action required to be taken by Newcourt, the company and the Trustee in connection with the issuance and sale of any particular Security, the specific terms of Securities and other matters which may affect the validity of Securities but which cannot be ascertained on the date of such opinions. From time to time, Chapman and Cutler provides certain services to Newcourt and its subsidiaries.

                                    EXPERTS

     The consolidated financial statements for Newcourt incorporated by reference in this prospectus and elsewhere in the Registration Statement, to the extent and for the periods indicated in their report, have been audited by Ernst & Young LLP, Chartered Accountants, and are incorporated by reference herein in reliance on their report given on the authority of that firm as experts in accounting and auditing.

     The consolidated financial statements for the company as of December 31, 1997 and for the year then ended incorporated by reference in the prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto and is incorporated by reference in reliance upon the authority of said firm as experts in giving said report.

     The company's consolidated balance sheet as of December 31, 1996 and the consolidated statements of income, changes in shareowners' equity, and cash flows for each of the two years in the period ended December 31, 1996, incorporated by reference in this prospectus, have been incorporated by reference in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of that firm as experts in accounting and auditing.

                                     [Logo]

                                     [Logo]

                              PART II TO FORM F-3
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

Securities and Exchange Commission Filing Fee.......................................................   $1,668,000
Rating Agency Fees..................................................................................      665,000
Fees and Expenses of Trustee........................................................................       30,000
Printing and Distributing Registration Statement, Prospectus, Indenture and Miscellaneous
  Material..........................................................................................      150,000
Accountants' Fees...................................................................................      150,000
Legal Fees and Expenses.............................................................................      100,000
Blue Sky Fees and Expenses..........................................................................       40,000
Miscellaneous Expenses..............................................................................       27,000
                                                                                                       ----------
     Total..........................................................................................   $2,830,000
                                                                                                       ----------
                                                                                                       ----------

------------

* Estimated, except for filing fee.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

AT&T CAPITAL CORPORATION ('AT&T CAPITAL')

     Section 145 of the General Corporation Law of Delaware and AT&T Capital's Restated Certificate of Incorporation and By-Laws provide for the indemnification of directors and officers under certain circumstances, and on a case by case basis, against expenses reasonably incurred in connection with a civil or criminal action to which he or she was a party, or threatened to be made a party, by reason of being a director or officer. AT&T Capital's Restated Certificate of Incorporation and By-Laws provide for indemnity of directors and officers to the fullest extent permitted by law.

     The directors and officers of AT&T Capital are covered by an insurance policy indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended, which might be incurred by them in such capacities and against which they cannot be indemnified by AT&T Capital.

     Any agents, dealers or underwriters who execute any of the agreements filed as Exhibit 1A or 1B to this registration statement will agree to indemnify AT&T Capital and its directors and its officers who signed the registration statement against certain liabilities which might arise under the Securities Act of 1933, as amended, from information furnished to AT&T Capital by or on behalf of any such indemnifying party.

NEWCOURT CREDIT GROUP INC. ('NEWCOURT')

     Under the Business Corporations Act (Ontario) (the 'OBCA'), Newcourt may indemnify a present or former director or officer of Newcourt or person who acts or acted at Newcourt's request as a director or officer of another body corporate of which Newcourt is or was a shareholder or creditor, and his or her heirs and legal representatives:

          (a) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of Newcourt;

          (b) with court approval, against all costs, charges and expenses reasonably incurred by him or her in connection with an action brought by or on behalf of Newcourt or body corporate to procure a judgment in its favour, to which he or she is made a party by reason of being or having been a director or officer of Newcourt or body corporate; and

          (c) in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defense of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of having been a director or officer of Newcourt or body corporate, if he or she was substantially successful on the merits or his or her defense of the action or proceeding.

provided, in all cases, such director or officer (i) acted honestly and in good faith with a view to the best interests of Newcourt, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such director or officer had reasonable grounds for believing that his or her conduct was lawful.

     Subject to the limitations contained in the OBCA, the By-laws of Newcourt provide that every director or officer of Newcourt, every former director or officer of Newcourt or a person who acts or acted at Newcourt's request as a director or officer of a body corporate of which Newcourt is or was a shareholder or creditor, and his heirs and legal representatives shall, from time to time, be indemnified and saved harmless by Newcourt from and against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of Newcourt or body corporate if:

          (1) he acted honestly and in good faith with a view to the best interests of Newcourt; and

          (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

     Newcourt maintains directors' and officers' liability insurance with an aggregate annual limit of liability of $40,000,000. Under this insurance coverage, Newcourt is reimbursed for payments made to directors or officers of Newcourt, as required or permitted by law or under provisions of the By-laws of Newcourt, as indemnity for loss, including legal costs, arising from acts, errors or omissions done or committed by officers or directors of Newcourt in the course of their duties.

     Any agents, dealers or underwriters who execute any of the agreements filed as Exhibit 1A or 1B to the registration statement will agree to indemnify Newcourt and Newcourt's directors and its officers who signed the registration statement against certain liabilities which might arise under the Securities Act of 1933, as amended, from information furnished to Newcourt by or on behalf of any such indemnifying party.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling AT&T Capital or Newcourt pursuant to the foregoing provisions, AT&T Capital and Newcourt have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

ITEM 16. EXHIBITS


EXHIBIT
NUMBER
------

  1A -- Form of Underwriting Agreement*
  1B -- Form of Distribution Agreement*
  2  -- Agreement and Plan of Reorganization, dated as of March 7, 1999 between Newcourt and The CIT Group, Inc.
        (incorporated by reference to Exhibit 2 to Newcourt's Form 6-K filed March 18, 1999 (File No. 001-14604))
  4A -- Form of Indenture dated as of March 1, 1999 (the 'Indenture'), among AT&T Capital, Newcourt and The Chase
        Manhattan Bank, as Trustee*
  4B -- Form of Medium-Term Global Fixed Rate Note*
  4C -- Form of Medium-Term Certificated Fixed Rate Note*
  4D -- Form of Medium-Term Global Floating Rate Note*
  4E -- Form of Medium-Term Certificated Floating Rate Note*
  4F -- Form of Debt Warrant Agreement**
  4G -- Form of Currency Warrant Agreement***
  4H -- Form of Index Warrant Agreement***
  4I -- Form of Interest Rate Warrant Agreement***
  4J -- Form of Guarantee relating to the Notes*
  4K -- Form of Guarantee relating to the Warrants*
  5A -- Opinion of Wilentz, Goldman & Spitzer, P.A., counsel to AT&T Capital, as to the legality of the securities being registered*
  5B -- Opinion of John P. Stevenson, Corporate Secretary and Counsel of Newcourt, as to the legality of the
        Guarantees being registered*
  8  -- Opinion of Sidley and Austin as to certain tax matters*
 12A -- Computation of Ratios of Earnings to Fixed Charges for AT&T Capital*
 12B -- Computation of Ratios of Earnings to Fixed Charges for Newcourt*
 23A -- Consent of PricewaterhouseCoopers LLP*
 23B -- Consent of Wilentz, Goldman & Spitzer, P.A., counsel to AT&T Capital (included in Exhibit 5A)*
 23C -- Consent of John P. Stevenson, Corporate Secretary and Counsel of Newcourt (included in Exhibit 5B)*
 23D -- Consent of Arthur Andersen LLP*
 23E -- Consent of Ernst & Young LLP*
 23F -- Consent of Sidley and Austin (included in Exhibit 8)*
 24  -- Powers of Attorney executed by the directors and officers who signed the registration statement*
 25  -- Statement of Eligibility of the Trustee on Form T-1*


------------


  * Previously filed.



 ** Previously filed as the corresponding exhibit to Registration Statement No.
    333-48415



*** Previously filed as the corresponding exhibit to Registration Statement No.
    33-54359


ITEM 17. UNDERTAKINGS

     The undersigned Registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     Provided, however, that the undertakings set forth in paragraphs (i) and
     (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by Newcourt pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of Newcourt's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrants pursuant to the applicable provisions referred to in
Item 15 above or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification by them is against public policy as expressed in the Securities Act of 1933, as amended and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

     For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of the registration statement as of the time it was declared effective.

     For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, AT&T Capital Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Parsippany, State of New Jersey, on the 18th day of March, 1999.


                                          AT&T CAPITAL CORPORATION


                                          By:         /s/ SCOTT J. MOORE
                                             ...................................
                                            SCOTT J. MOORE
                                            EXECUTIVE VICE PRESIDENT,
                                            GENERAL COUNSEL AND SECRETARY





     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


                SIGNATURE                                     CAPACITY
------------------------------------------  ---------------------------------------------

          /s/ STEVEN K. HUDSON*             Principal Executive Officer -- Chief
 .........................................    Executive Officer and Director
            (STEVEN K. HUDSON)

         /s/ DANIEL A. JAUERNIG*            Principal Financial Officer -- Chief
 .........................................    Financial Officer and Director
           (DANIEL A. JAUERNIG)

                                            Principal Accounting Officer -- Vice
 .........................................    President and Controller
            (THOMAS G. ADAMS)

           /s/ DAVID F. BANKS*              Director
 .........................................
             (DAVID F. BANKS)

        /s/ BRADLEY D. NULLMEYER*           Group President and Director
 .........................................
          (BRADLEY D. NULLMEYER)



     * Scott J. Moore, by signing his name hereto, does sign this amendment to the registration statement on behalf of the above-named officers and directors of AT&T Capital Corporation on the 18th day of March, 1999, pursuant to powers of attorney executed on behalf of each of such officers and directors and previously filed with the Securities and Exchange Commission.



                                                    /s/ SCOTT J. MOORE
                                           .....................................
                                                      SCOTT J. MOORE
                                                     ATTORNEY-IN-FACT

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, Newcourt Credit Group Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Country of Canada, on the 18th day of March, 1999.


                                          NEWCOURT CREDIT GROUP INC.

                                          By:        /s/ BORDEN D. ROSIAK
                                               .................................
                                            NAME: BORDEN D. ROSIAK
                                            TITLE:  EXECUTIVE VICE PRESIDENT




     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                       TITLE
------------------------------------------  ---------------------------------------------

          /s/ STEVEN K. HUDSON*             Chief Executive Officer and Director
 .........................................
            (STEVEN K. HUDSON)

          /s/ BORDEN D. ROSIAK*             Executive Vice President
 .........................................
            (BORDEN D. ROSIAK)

         /s/ DANIEL A. JAUERNIG*            Chief Financial Officer
 .........................................
           (DANIEL A. JAUERNIG)

           /s/ DAVID F. BANKS*              Chairman of the Board and Director
 .........................................
             (DAVID F. BANKS)

         /s/ THOMAS S. AXWORTHY*            Director
 .........................................
           (THOMAS S. AXWORTHY)

          /s/ GERALD E. BEASLEY*            Director
 .........................................
           (GERALD E. BEASLEY)

        /s/ WILLIAM A. FARLINGER*           Director
 .........................................
          (WILLIAM A. FARLINGER)

                                            Director
 .........................................
               (GUY HANDS)

         /s/ ROBERT F. KILIMNIK*            Director
 .........................................
           (ROBERT F. KILIMNIK)

                                            Director
 .........................................
           (DAVID A. MACINTOSH)

         /s/ DAVID D. MCKERROLL*            Director
 .........................................
           (DAVID D. MCKERROLL)

         /s/ RONALD A. MCKINLAY*            Director
 .........................................
           (RONALD A. MCKINLAY)




           /s/ PAUL G. MORTON*              Director
 .........................................
             (PAUL G. MORTON)

        /s/ BRADLEY D. NULLMEYER*           Director
 .........................................
          (BRADLEY D. NULLMEYER)

         /s/ BRUCE I. ROBERTSON*            Director
 .........................................
           (BRUCE I. ROBERTSON)

         /s/ DAVID J. SHARPLESS*            Director
 .........................................
           (DAVID J. SHARPLESS)

                                            Director
 .........................................
             (TAKUMI SHIBATA)

         /s/ DR. STEVEN C. SMALL*           Director
 .........................................
          (DR. STEVEN C. SMALL)

           /s/ RICHARD E. VENN*             Director
 .........................................
            (RICHARD E. VENN)

          /s/ WILLIAM D. WALSH*             Director
 .........................................
            (WILLIAM D. WALSH)

         AT&T Capital Corporation           Authorized Representative in the United
                                              States

      By:        /s/ SCOTT J. MOORE
          ................................
             (SCOTT J. MOORE)



     * Borden D. Rosiak, by signing his name hereto, does sign this amendment to the registration statement on behalf of the above-named officers and directors of Newcourt Credit Group Inc. on the 18th day of March, 1999, pursuant to powers of attorney executed on behalf of each of such officers and directors and previously filed with the Securities and Exchange Commission.



                                                   /s/ BORDEN D. ROSIAK
                                           .....................................
                                                     BORDEN D. ROSIAK
                                                     ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

     The exhibits marked with an asterisk below, on file with the Commission, are incorporated by reference as exhibits hereto.



EXHIBIT
NUMBER
------

  1A -- Form of Underwriting Agreement*
  1B -- Form of Distribution Agreement*
  2  -- Agreement and Plan of Reorganization, dated as of March 7, 1999 between Newcourt and The CIT Group, Inc.
        (incorporated by reference to Exhibit 2 to Newcourt's Form 6-K filed March 18, 1999 (File No. 001-14604))
  4A -- Form of Indenture dated as of March 1, 1999 (the 'Indenture'), among AT&T Capital, Newcourt and The Chase
        Manhattan Bank, as Trustee*
  4B -- Form of Medium-Term Global Fixed Rate Note*
  4C -- Form of Medium-Term Certificated Fixed Rate Note*
  4D -- Form of Medium-Term Global Floating Rate Note*
  4E -- Form of Medium-Term Certificated Floating Rate Note*
  4F -- Form of Debt Warrant Agreement**
  4G -- Form of Currency Warrant Agreement***
  4H -- Form of Index Warrant Agreement***
  4I -- Form of Interest Rate Warrant Agreement***
  4J -- Form of Guarantee relating to the Notes*
  4K -- Form of Guarantee relating to the Warrants*
  5A -- Opinion of Wilentz, Goldman & Spitzer, P.A., counsel to AT&T Capital, as to the legality of the securities being registered*
  5B -- Opinion of John P. Stevenson, Corporate Secretary and Counsel of Newcourt, as to the legality of the
        Guarantees being registered*
  8  -- Opinion of Sidley and Austin as to certain tax matters*
 12A -- Computation of Ratios of Earnings to Fixed Charges for AT&T Capital*
 12B -- Computation of Ratios of Earnings to Fixed Charges for Newcourt*
 23A -- Consent of PricewaterhouseCoopers LLP*
 23B -- Consent of Wilentz, Goldman & Spitzer, P.A., counsel to AT&T Capital (included in Exhibit 5A)*
 23C -- Consent of John P. Stevenson, Corporate Secretary and Counsel of Newcourt (included in Exhibit 5B)*
 23D -- Consent of Arthur Andersen LLP*
 23E -- Consent of Ernst & Young LLP*
 23F -- Consent of Sidley and Austin (included in Exhibit 8)*
 24  -- Powers of Attorney executed by the directors and officers who signed the registration statement*
 25  -- Statement of Eligibility of the Trustee on Form T-1*


------------


  * Previously filed.



 ** Previously filed as the corresponding exhibit to Registration Statement No.
    333-48415



*** Previously filed as the corresponding exhibit to Registration Statement No.
    33-54359